UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): December 27, 2007

MARINE PARK HOLDINGS, INC.
(Exact name of registrant as specified in its charter)

Delaware	333-132621	20-0197939
(State or Other Jurisdiction	(Commission File	(I.R.S. Employer
of Incorporation)	Number)	Identification Number)

2033 Gateway Plaza, Suite 500, San Jose, CA 95110
(Address of principal executive offices) (zip code)

(408) 621-9465
(Registrant's telephone number, including area code)

Copies to:
Marc Ross, Esq.
Yoel Goldfeder, Esq.
Sichenzia Ross Friedman Ference LLP
61 Broadway
New York, New York 10006
Phone: (212) 930-9700
Fax: (212) 930-9725

850 Third Avenue, Suite 1801, New York, NY 10022
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

On December 27, 2007, Marine Park Holdings, Inc. (“Marine Park”), entered into and closed a share exchange agreement with NewCardio, Inc., a Delaware corporation (“NewCardio” or the “Company”), and each of NewCardio’s shareholders (the “Agreement”). Pursuant to the Agreement, Marine Park acquired all of the issued and outstanding capital stock of NewCardio from the NewCardio shareholders in exchange 18,682,537 shares of Marine Park common stock.

Concurrently with the closing of the Agreement and as a condition thereof, Marine Park entered into an agreement with Harborview Master Fund L.P. and Diverse Trading Ltd., its principal shareholders, pursuant to which they each returned 9,325,000 shares and 60,015 shares of Marine Park common stock, respectively, to Marine Park for cancellation. They were not compensated in any way for the cancellation of their shares of Pacific Common Stock. Upon completion of the foregoing transactions, Marine Park had an aggregate of 20,237,522 shares of common stock issued and outstanding.

In connection with the acquisition of NewCardio on December 27, 2007, David Stefansky resigned and Richard Rosenblum as officers of Marine Park and the following executive officers of NewCardio were appointed as executive officers of Marine Park:

Name	Title
Branislav Vajdic	President and Chief Executive Officer*

* Also appointed to the Board of Directors of Marine Park

Item 2.01 Completion of Acquisition or Disposition of Assets.

Description of NewCardio

NewCardio was incorporated in the state of Delaware on September 7, 2004 for the purpose of engaging in the research, development and commercialization of products for the non-invasive diagnosis of cardiac disease. Using innovative technologies, we are developing products that we believe will improve the diagnostic accuracy of the standard 12-lead electrocardiogram (ECG). Such products will address a problem in cardiac diagnosis, which is improved diagnostic screening for cardiac disease and changes in cardiac status. We believe that NewCardio’s 3-dimensional ECG approach will make it faster and less expensive to assess cardiac status, and to diagnose clinically significant conditions that were previously difficult or impossible to detect using currently available electrocardiographic techniques. Assessment of cardiac safety for the new drugs under development is a key application of our technology.

NewCardio’s products are intended to improve diagnosis and monitoring of cardiovascular disease (CVD), one of the leading causes of death in the United States.

General

In the United States in 2005, costs for CVD diagnostic tests approached $5 billion, according to the American Heart Association Statistics Committee, Heart Disease and Stroke - 2007 Update. We believe this market will continue to increase, drive market growth for novel and improved CVD diagnostic tools. Such market growth may occur because of one or more of the following trends:

•	the US population is aging and the incidence of CVD rises with age;

•	health care providers continue to search for more effective, efficient, and less expensive diagnostic and therapeutic solutions;

•	the prevalence of obesity and Type II diabetes continue to increase worldwide, and this will significantly increase the incidence of CVD and adverse cardiovascular events in the future; and

•	underdiagnosis of CVD in women is increasingly appreciated as a significant public health problem, and there is a particularly acute need for improved diagnostic tools to address this issue.

NewCardio intends to compete in two large segments of the CVD diagnostic market: (1) drug development and cardiac safety services, and (2) CVD diagnostics.

Drug Development and Cardiac Safety Market

Unexpected cardiac toxicity is the most common cause of delays in drug development, abandonment of otherwise-promising drug candidates, and withdrawal of previously approved drugs from the market. One of the most important such toxicity is life-threatening arrhythmia, which usually results from drug-induced alterations in cardiac electrical activity and in some instances were implicated as causes of sudden cardiac death. Some drugs have recently been associated with a different kind of cardiac toxicity, that is, increased risk of myocardial infarction, heart failure, and/or stroke.

Such increased risk often goes undetected during drug development. Clinical trials generally involve at most 10,000 patients, but drug-induced arrhythmia is usually a rare event - typically 1 in 100,000 patients or less. Similarly, drug-induced increases in MI and stroke are subtle and usually not appreciated from clinical trial data. Thus, cardiac toxicities of drugs usually become apparent only after a drug is marketed to millions of users.

Because of the difficulty in detecting cardiac toxicity, surrogate diagnostic markers are used during drug development to detect increased cardiac risk. The most important such surrogate marker is drug-induced changes in QT interval on the ECG. The United States Food and Drug Administration (FDA) and other drug regulatory bodies now require extensive ECG data on all drugs in clinical development, with a particular focus on drug-induced QT interval changes. Many of the new standards are set forth in the E14 Guidance for Industry published jointly by the FDA and the International Committee on Harmonisation in October 2005 (the E14 Guidance) at http://www.fda.gov/cder/guidance/6922fnl.htm. The primary focus of the E14 Guidance is a detailed assessment of a drug's effects on ECG parameters, particularly the QT interval.

One of the most striking new standards in the E14 Guidance is the requirement for a single trial - called a “Thorough QT Study” (TQTS) - whose purpose is to define the drug’s effect on the QT interval. The TQTS must assure regulators that the drug does not prolong QT interval more than a minimal amount. A drug that “fails” this test may still be developed, but later phase trials now must include substantially more detailed cardiac safety data. This may result in additional development costs and may add at least 1-2 years to the development process. In practice, a failed TQTS will often lead drug sponsors to abandon an otherwise-promising drug.
Meeting the standards of the E14 Guidance is made even more challenging by the difficulty of measuring drug-induced QT prolongation on ECG. At present, QT intervals are assessed by cardiac safety core labs in a manner that is labor-intensive, expensive and often of uneven quality. Computerized algorithms have not been able to effectively solve this problem. Among other factors, such algorithms are limited by the same difficulties that human readers face, particularly precisely defining a low-amplitude event surrounded, and sometimes buried within, electrical noise. At present, most expert observers regard them as unreliable for cardiac safety assessment in drug development, and the E14 Guidance unequivocally recommends manual assessment.

As a consequence of these developments, drug sponsors are devoting an increasing amount of time and resources to cardiac safety issues. Currently, about 2000 new drugs (referred to herein as New Chemical Entities, or NCE) are being studied as discussed forth at http://newmeds.phrma.org/. Each NCE that reaches market will typically need 10,000 - 50,000 ECG’s, and if the product is intended for treatment of a cardiovascular disease, possibly as many as 100,000 ECGs or more for analysis of cardiac safety. Indeed, depending upon the NCE, a single TQTS may require 30,000 ECGs or more. What is needed is a reliable, accurate, precise and fully automated method of measuring drug effects on QT intervals and other ECG indicators of cardiac risk.

CVD Diagnostics Market

In the CVD diagnostic market, NewCardio competes in a large segment described as Cardiac Monitoring and Diagnostic Services comprised of point-of-care technologies and services, which account for approximately 65% of the total available market, and ambulatory (outpatient) monitoring for cardiac disease, which accounts for approximately 35% of the total available market. In the future, we expect that the ambulatory segment will see faster growth following the general trend of increased outpatient diagnosis procedures, as well as technological improvements that make remote digital monitoring more feasible.

While advanced CVD diagnostic testing (such as cardiac magnetic resonance imaging and multidetector computed tomography) have important roles, they are not suited for initial screening of patients with suspected cardiac disease, and there remains an unmet need for better CVD diagnostic screening tools. NewCardio intends to provide such tools, targeted primarily to two subsegments of the CVD diagnostic market:

Stationary Cardiac Screening and Diagnostics:

•	patients who enter the emergency department or other acute care facilities must be quickly and accurately evaluated for potentially life-threatening acute cardiac disease;

•	other ambulatory or hospitalized patients with or without a cardiac disease diagnosis may need to be screened for their level of risk, the presence of disease, or disease progression.

Ambulatory Cardiac Monitoring:

•	patients with difficult to assess or transient cardiac symptoms require long-term, real-time monitoring for diagnosis and evaluation;

•
patients with established cardiac disease may need longer-term ambulatory monitoring to assess the effectiveness of therapy or establish the need for additional diagnostic tests or therapeutic interventions.

Principal Products and Applications

NewCardio's core technology provides real-time, 3D analysis of the heart's electrical activity, as detected at the body surface by standard 12-lead ECG electrodes. ECG input signals are typically sampled at 500 Hz (500 times per second). Each signal is then normalized to ensure equal representation from the electrodes then mathematically processed to generate 3D representation and other useful diagnostic tools on a msec-by-msec basis. The necessary calculations can be executed on a laptop computer so that the output is immediately available to the physician. NewCardio has exploited its core technology to develop three products, in various stages of development, as follows:

QTinnoTM

QTinnoTM is a novel, fully automated software tool suite that we believe provides fast, accurate and precise QT interval data from a broad range of ECGs.

The QTinnoTM algorithm first processes the input signal into a 3D representation of cardiac electrical activity over time. It then generates “virtual” ECG leads based on 3D information that include balanced and complete information from all parts of the heart. This improves signal-to-noise ratio and shows difficult-to-detect events with substantially greater clarity than the standard 12-lead display. This enables reliable, automated identification of key cardiac events, including the QT interval.

The QTinnoTM software comprises many features that make fully automated QT interval assessment more reliable and easier to evaluate. A self assessment function is capable of judging every QT interval measurement through the generation of the QT Confidence Factor TM.. This enables expert cardiologist to focus exclusively on the low Confidence Factor ECGs. If customer desires to have a set of ECGs evaluated by QTinnoTM and no human adjudication is available, QTinnoTM offers QTinno NORTM function. It mimics human overread of low Confidence Factor ECGs. Fast and fully automated processing of ECGs combined with the computer generated QT Confidence Factor TM. and QTinno NORTM enable processing of tens of thousand of ECGs in a few hours, a process that typically takes weeks if done manually.

QT ClientTM, a standalone Java software tool for viewing and adjudication of a QTinnoTM batch job results. It including convenient visual presentation of waveforms, QTinnoTM annotations, numerical results, and instant visual and numerical feedback when manual adjustments are made. It stores complete editing history with full audit trail capability.

VisualECGTM

The VisualECGTM is a set of algorithms and tools that provide a comprehensive method to describe cardiac electrical activity in time and space. VisualECGTM extracts additional information from standard 12-lead ECG signals and uses it to generate a 3D representation of cardiac electrical activity as a function of time. To further enhance understanding and interpretation, the program superimposes the diagnostically relevant electrical information on an intuitive, revolving 3-D anatomic model of the heart. The VisualECGTM also includes algorithms for real-time vectorial analysis and normalization tools to ensure accurate representation of all heart regions. We believe that this enables the VisualECGTM to detect potentially fatal diseases such as acute coronary syndromes with far greater sensitivity and specificity than is possible with the standard ECG.

Importantly, the VisualECGTM requires no change in standard ECG practice. The ECG is obtained exactly as it is now, with the electrodes placed in the same locations and no need for additional electrodes. Moreover, the VisualECGTM provides the 12-lead display along with its novel 3-D analytical presentations, to allow correlations between displays and provide reassurance that no information has been lost. We believe this will be highly important in promoting acceptance of the VisualECGTM by the medical community.

CardioBipTM

The CardioBipTM is a mobile ECG transtelephonic system comprised of a mobile ECG recording and transmitting device, and a diagnostic center which receives, processes and analyzes the data. The patient records ECG data with a mobile recorder, which is placed on the chest where 3 integrated electrodes make contact. The patient touches 2 points on the recorder with each hand, thereby providing 2 additional electrodes. No wires are required.

The recorder stores the data on a memory card, or transmits it to the diagnostic center, where a standard 12-lead ECG is reconstructed from a calibrated, patient-specific transformation matrix. The data may also be analyzed with the VisualECGTM array of 3D analytical tools. There, a physician evaluates the information, enabling more accurate and timely diagnoses of acute cardiac events, and facilitating immediate intervention in life-threatening situations or as part of a routine remote checkup.

Clinical Studies

QTinno - Completed Internal Studies

QTinno performance in drug-induced QT prolongation. We conducted an internal study of QTinno performance in ECGs from 26 normal volunteers who had ECGs a total of 104 ECGs, obtained at baseline and at 3 time points after receiving a known QT prolonging drug. Results obtained with QTinno closely matched that of careful manual reads by cardiologists, yet did so in a fully automated and highly precise manner. The study demonstrated that QTinno was accurate, precise and reliable for QT determination in this population, which is typical of that used in Thorough QT Studies and other early phase clinical trials.

QTinno performance in complex ECGs. We obtained over 5000 ECGs from patients with a broad range of heart diseases, and ECGs having various artifacts including low-frequency and high-frequency electrical noise, muscle artifact and other confounding factors. We used this set to further improve QTinno performance and develop our "Confidence Factor". This internal study demonstrated that QTinno delivers highly accurate and reproducible results even in very difficult ECGs, and the confidence index reliably flagged the most troublesome of these for manual overread.

QTinno - Completed External Studies

QTinno performance in drug-induced QT prolongation. This was a re-analysis with QTinno of 1963 ECGs from patients treated with a QT prolonging drug. As was the case in our internal studies, results obtained with QTinno closely matched that of careful manual reads by cardiologists, yet did so in a fully automated and highly precise manner. Moreover, the QTinno Confidence Factor accurately flagged small number of “difficult” ECGs for manual overread. It is expected that results from the study will be suitable for presentation at national cardiology meetings, and for submission to a peer-reviewed medical journal.

QTinno - Planned External Studies

QTinno performance in Thorough QT Study ECGs. This will be a re-analysis with QTinno of ECGs from a recent Thorough QT Study analyzed by a cardiac safety contract research organization (CRO). We expect the study will begin in Q1 2008, and will involve about 7000 ECGs. Results from QTinno will be compared to the results from manual reads previously submitted to the FDA, and to results from an existing automated algorithm, which was not submitted but which is on file with the CRO. It is expected that results from the study will be suitable for presentation at national cardiology meetings, and for submission to a peer-reviewed medical journal.

Upon successful completion of the external validation studies described above, we intend to engage a major CRO potential customer and perform a joint QTinno validation study. It is expected that this validation study will start in late Q1 2008.

VisualECG - Completed Internal Study

European pilot trial of VisualECG diagnostic sensitivity for angioplasty-induced ischemia. The study compared sensitivity of the VisualECG to the standard ECG in detecting ischemia induced by balloon coronary occlusion. Continuous ECG data was obtained from 51 patients during 117 separate coronary balloon occlusions of at least 90 seconds. The study revealed that the standard ECG became diagnostic for ischemia in 67% of the occlusions, whereas the VisualECG was diagnostic in 90%. The gain in sensitivity was most marked for occlusions in the circumflex and right coronary artery distributions, the regions in which the standard ECG has the lowest sensitivity.

VisualECG - Completed External Study

Beth Israel Deaconess Medical Center (BIDMC) - Harvard University Study of VisualECG in Acute MI. This study addressed whether the standard ECG or the VisualECG could more accurately detect early-stage acute MI. The study included 133 consecutive BIDMC patients with clinically suspected acute MI, who were admitted to the CCU, and who had coronary intervention within 6 hours of admission. The first ECG obtained in the BIDMC emergency department was retrieved for each patient. In each instance, this ECG data was used to generate a VisualECG. The standard ECG and VisualECG were evaluated by independent, blinded observers for indicators of acute MI and results were compared.

The study showed that the standard ECG in these patients was diagnostic of acute ischemia about 66% of patients, whereas the VisualECG was diagnostic in about 81% of patients.

VisualECG - Planned External Studies

VisualECG Markers of Ischemia in Emergency Department Patients With Chest Pain. We intend to collaborate with one or more Emergency Departments (ED) to obtain digital ECGs and corresponding clinical information from at least 500 patients presenting to the ED with chest pain from various causes. We intend to use this database to develop a suite of novel markers capable of identifying acute cardiac syndromes with a high degree of sensitivity, specificity and diagnostic predictive value. We anticipate that this study will begin in Q1 08 and be complete by Q2 08.

Marketing and Sales

QTinno

We intend to market QTinno as a fully automated software tool that provides:

•	diagnostic speed, requiring only about several to process a typical Thorough QT study, orders of magnitude, substantially faster and less labor-intensive than the current gold standard manual read;

•	diagnostic accuracy and precision in assessing amount of drug induced QT prolongation, with results comparable to the current gold standard manual read but with substantially less variance; and

•	cost savings by substantially reducing amount of human labor and time required to conduct Thorough QT studies and other drug cardiac safety studies.

We believe NewCardio’s key target customer segments are the pharmaceutical and biotechnology industries, contract clinical research organizations, and academic clinical research organizations.

NewCardio intends to hire an experienced and proven internal sales and marketing organization, commencing in Q1 2008. NewCardio anticipates it will take nine to twelve months to put this corporate infrastructure into place, along with support staff to enable a successful launch of QTinno.

NewCardio intends to use traditional and advanced methods to enter the market, supporting a direct sales effort with an integrated marketing plan to raise product and service awareness to assist in generating sales leads. The key components of a branded marketing plan will likely include, for example:

•
a public and media relations campaign focused on industry trade journals and business media outlets; appearances at trade shows to make professional presentation and make direct contact with interested prospects;

•	maintaining a robust website to reflect the brand and positioning of NewCardio, raise awareness and encourage site visitors to make direct inquiries to the company;

•
maximizing the number and quality of presentations at high-profile national scientific meetings, such as the American Heart Association, the European Society of Cardiology, the American College of Cardiology, the Heart Rhythm Society and other key professional organizations;

•
ensuring high-quality scientific and clinic research and seeking to publish results in top-tier, peer-reviewed scientific journals such as the New England Journal of Medicine, JAMA, Circulation, Journal of the American College of Cardiology, American Journal of Cardiology, American Heart Journal, Clinical Cardiology, and the like;

•
retaining respected consultants and medical writers to ensure well written, authoritative review articles in widely read educational journals, such as Progress in Cardiovascular Disease, Clinical Cardiology, Cardiology Today, Drug Information Journal, Good Clinical Practice Journal, and the like.

•	Retaining independent consultants to develop continuing medical education (CME) presentations at high visibility web sites, such as theheart.org, medscape, vbwg.org, and dia.org.

•
Internet Advertising, Direct Mail and eMail, and Webinars to inform interested parties with a closer look at NewCardio products and services. All of these mechanisms will be conducted as part of a branded and integrated marketing campaign and will be measured through an internet-based CRM system that hosts a central prospect and customer database and measures campaign effectiveness.

Research and Development

NewCardio plans to focus its short and medium term development efforts on QTinno, Visual ECG and CardioBip products. In the longer term we will pursue other key markets by researching ways to apply our 3D ECG modeling and interpretation technology to key cardiovascular conditions and disease.

QTinno product is nearly ready for commercial deployment. Key areas of further development include input/output user interface to be able to accommodate even larger number of various digital ECG formats and output formats for seamless integration with customer’s data handling systems. It is expected that upcoming validation studies will point out small improvement opportunities for various QTinno software building blocks.

VisualECG product development will focus on tools and methods for substantially increasing the specificity of VisualECG when compared with the standard 12-lead ECG. The goal of this development is a fully automated VisualECG tool that will enable Emergency Room physician to obtain much increased diagnostic value when compared with the standard 12-lead ECG. Development areas beyond increased specificity and sensitivity include more precise localization of the ischemic area of the heart as well as a better estimate of the size of the heart attack (infarct).

CardioBip products will undergo an electrical and mechanical redesign which will include a software update. The purpose is to further increase noise rejection performance of the device and to deliver a low power system and software design. A key feature that will be pursued is the openness for an easy integration with existing hand held PDA/mobile phone platforms.

Intellectual Property

The following table summarizes the status of NewCardio patents and patent applications as of the date hereof, in each instance, NewCardio owns all right, title and interest, and no licenses, security interests, or other encumbrances have been granted on such patents and patent applications:

Product Supported	App. No./Priority	Title	Status
CardioBip	PCT/ YU2004/ 00020 08/20/03	Apparatus and method for cordless recording and telecommunication transmission of three special ECG leads and their processing	Entered National Phase 2/06 International Preliminary Exam: All 33 claims allowable First EU Office Action 12/06: All 33 claims allowable
VisualECG QTinno	PCT/ US2005/ 001239 16 Jan 04	Visual three-dimensional presentation of ECG data	Intl Search Report completed Entered National Phase 7/2006
VisualECG QTinno	US 11/ 036,930 16 Jan 04	Device and procedure for visual three-dimensional presentation of ECG data	US Patent No. 7,266,488 issued 4 Sept 2007 Divisional US Patent Application filed 31 August 2007
QTinno	PCT/ US2007/ 001612 18 Jan 06	Device and methods for evaluating cardiac electrical events	Filed Intl Search Report Pending
QTinno	US Provisional Patent Application	Device and methods for evaluating cardiac electrical events	filed 8/1/07

At present, our patents and patent applications are supplemented by substantial intellectual property we are currently protecting as trade secrets and proprietary know-how. This includes matter related to all three product lines. We expect to file additional patent applications on a regular basis in the future.

We believe that our intellectual property and expertise constitutes an important competitive resource, and we continue to evaluate the markets and products that are most appropriate to exploit this expertise. In addition, we maintain an active program of intellectual property protection, both to assure that the proprietary technology developed by us is appropriately protected and, where necessary, to assure that there is no infringement of our proprietary technology by competitive technologies.

Competition

The NewCardio has many competitors for all three of its main product lines. These include but are not limited to the following:

GE Healthcare. The Marquette 12SL ECG Analysis program measures and analyzes recorded cardiac signals, then provides an interpretation o our to f the ECG waveforms. It provides an automated analysis of rhythm and cardiac intervals including QT interval. It also has an algorithm for measuring microvolt T-wave alternants, a specialized form of T-wave analysis that may be used to identify individuals with diseased hearts who would benefit from an implantable defibrillator.

Phillips Medical Systems. The Philips 12-Lead Algorithm analyzes ECG waveforms recorded over a ten-second period, uses the recorded complexes to generate a representative "median beat" in each lead, interprets this derivative information and produces a computer-annotated report. It provides automated analysis of cardiac intervals including QT interval, and supports reporting, storage and transmission of data in XML format that is now required by the FDA.

Mortara provides the ELI line of ECG hardware, interpretive software marketed under the VERITAS trademark, and the E-Scribe ECG data management system. The latter product is used by the FDA for selective review of ECGs submitted to the FDA ECG warehouse. In addition, Mortara has a Certified Partners Program which allows the partner to use E-Scribe to submit ECG data to the warehouse, and if desired, to use VERITAS and E-scribe to evaluate and annotate the ECGs. The system includes automated analysis of QT intervals including QT interval and supports reporting, storage and transmission of data in XML format.

Welch-Allyn markets ECG hardware (CP-200 systems), interpretive software, and ECG data management software (CardioPerfect Workstations). It commands a significant portion of the clinical diagnostic market but is only infrequently used for clinical research in drug development.

Cardiac Science markets ECG hardware (Eclipse Premier) and centralized ECG data management systems through its wholly-owned Quinton subsidiary. It uses the Mortara VERITAS system as OEM software for ECG analysis (which does not include the E-Scribe battery of ECG submission tools). These systems are not extensively used in clinical research for drug development.

iCardiac, a recently formed company, intends to provide a range of cardiac safety CRO services for Pharma. Its primary ECG interpretive technology is called COMPAS, and is intended to provide novel biomarkers other than QT interval for drug-induced cardiac toxicity. These markers have not yet been validated. Pfizer's capital investment arm recently invested in this company.

OBS Healthcare is a wholly owned subsidiary of Oxford BioSignals, a newly formed, UK-based company. Its products include hospital monitoring devices and BioSign integrated software for providing early warnings of deteriorating patient condition. For cardiac safety and QT analysis, they provide BioQT software for statistical analysis of ECG waveforms based on a proprietary approach (hidden Markov model). ). To date, no validating data is publicly available.

Monebo intends to provide a comprehensive system for real-time assessment of cardiac health. Its products include three subsystems, the CardioBelt, a Holter-type device for ECG acquisition; an ECG analysis algorithm, which detects key events by identifying local minima, maxima, or changes in voltage direction; and risk stratification software which seeks to define risk based on results of ECG analysis. To date, they have not provided validating data for any of their subsystems.

Government Regulation

NewCardio’s products are medical devices subject to extensive regulation by the FDA and other regulatory agencies. FDA regulations govern, among other things, the following activities that we perform and will continue to perform in connection with medical devices:

•	product design and development;

•	product testing;

•	product manufacturing;

•	product labeling and packaging;

•	product handling, storage, and installation;

•	pre-market clearance or approval;

•	advertising and promotion; and

•	product sales, distribution, and servicing.

FDA’s Pre-market Clearance and Approval Requirements. With the possible exception of QTinno for use in drug safety purposes, each medical device we seek to commercially distribute in the U.S. must first receive 510(k) clearance or pre-market approval from the FDA unless the exemption applies. The FDA classifies all medical devices into one of three classes. Devices deemed to pose lower risk are placed in either class I or II, which requires the manufacturer to submit to the FDA a 510(k) pre-market notification, requesting clearance of the device for commercial distribution in the U.S. Some low risk devices are exempted from this requirement. We believe that all of our products are in these lower risk classes.

510(k) Clearance Process. With the exception of QTinno for use in drug safety applications, we believe the 510(k) clearance process is the process applicable to our current products. To obtain 510(k) clearance, we must submit a pre-market notification to the FDA demonstrating that the proposed device is substantially equivalent to a previously cleared 510(k) device, a device that was in commercial distribution before May 28, 1976 for which the FDA has not yet called for the submission of pre-market approval applications, or is a device that has been reclassified from class III to either class II or I. The FDA’s 510(k) clearance process usually takes at least three months from the date the application is submitted and filed with the FDA, but it can take significantly longer.
After a device receives 510(k) clearance, any modification that could significantly affect its safety or effectiveness, or that would constitute a major change in its intended use, will require a new 510(k) clearance or could require pre-market approval. The FDA requires each manufacturer to make this determination initially, but the FDA can review any such decision and can disagree with a manufacturer’s determination. If the FDA disagrees with a manufacturer’s determination, the FDA can require the manufacturer to cease marketing and/or recall the modified device until 510(k) clearance or pre-market approval is obtained.

Pervasive and continuing FDA regulation. After a medical device is placed on the market, numerous FDA regulatory requirements apply, including, but not limited to the following:

•	Quality System regulation, which requires manufacturers to follow design, testing, control, documentation and other quality assurance procedures during the manufacturing process;

•	Establishment Registration, which requires establishments involved in the production and distribution of medical devices, intended for commercial distribution in the U.S. to register with the FDA;

•	Medical Device Listing, which requires manufacturers to list the devices they have in commercial distribution with the FDA;

•
Labeling regulations, which prohibit “misbranded” devices from entering the market, as well as prohibit the promotion of products for unapproved or “off-label” uses and impose other restrictions on labeling; and

•
Medical Device Reporting regulations, which require that manufacturers report to the FDA if their device may have caused or contributed to a death or serious injury or malfunctioned in a way that would likely cause or contribute to a death or serious injury if it were to recur.

Failure to comply with applicable regulatory requirements can result in enforcement action by the FDA, which may include one or more of the following sanctions:

•	fines, injunctions, and civil penalties;

•	mandatory recall or seizure of our products;

•	administrative detention or banning of our products;

•	operating restrictions, partial suspension or total shutdown of production;

•	refusing our request for 510(k) clearance or pre-market approval of new product versions;

•	revocation of 510(k) clearance or pre-market approvals previously granted; and

•	criminal penalties.

Government regulation of QTinnoTM for drug safety applications. The evaluation of ECGs from clinical trials for drug development are conducted under an Investigational New Drug or New Drug Application. As such, they are governed by The Food Drug and Cosmetic Act and regulations promulgated thereunder, primarily those set forth in Chapter 21 of the Code of Federal Regulations (21 CFR). To the best of our knowledge, no specific regulations have been promulgated that govern use of electrocardiographic analytical tools in drug trials. Nevertheless, QTinno must be compliant with substantial portions of 21 CFR, particularly 21 CFR Part 11 regulating collection and submission of electronic data to the FDA. In addition, key personnel at the FDA must be intimately familiar with QTinno performance and regard it as reliable before drug sponsors.

NewCardio intends to pursue an expedited pathway for validation and market acceptance of QTinno. The Critical Path Initiative is the FDA's program to stimulate a national effort to modernize the drug development process. Improved cardiac safety analysis, including improved ECG assessment, is a prominent feature of this Initiative. To this end, the FDA has recently established the Cardiac Safety Research Consortium (CSRC) and a digital warehouse of over 800,000 ECGs submitted by Pharma sponsors in support of various New Drug Applications.

The CSRC is a committee of cardiac safety experts from industry, academia, the FDA, the NIH, and other public sector organizations. Its mission is to advance cardiac safety of new and existing drugs, with an initial focus is on QT prolongation and arrhythmia risk. We believe it will play key role in evaluating new cardiac safety technologies such as QTinno, and in assuring that technologies proven to be effective are rapidly disseminated and adapted.

International Regulation. International sales of medical devices are subject to foreign government regulations, which vary substantially from country to country. The time required to obtain approval by a foreign country may be longer or shorter than that required for FDA approval, and the requirements may differ significantly.

The European Union has adopted legislation, in the form of directives to be implemented in each member state, concerning the regulation of medical devices within the European Union. The directives include, among others, the Medical Device Directive that establishes standards for regulating the design, manufacture, clinical trials, labeling, and vigilance reporting for medical devices. The VisualECG and the CardioBip may be affected by this legislation, but we believe that it does not affect development or implementation of QTinno for pharmaceutical development purposes. Under the European Union Medical Device Directive, medical devices are classified into four classes, I, IIa, IIb, and III, with class I being the lowest risk and class III being the highest risk. Under the Medical Device Directive, a competent authority is nominated by the government of each member state to monitor and ensure compliance with the Directive. The competent authority of each member state then designates a notified body to oversee the conformity assessment procedures set forth in the Directive, whereby manufacturers demonstrate that their devices comply with the requirements of the Directive and are entitled to bear the CE mark. CE is an abbreviation for Conformité Européene (or European Conformity) and the CE mark, when placed on a product, indicates compliance with the requirements of the applicable directive. Medical devices properly bearing the CE mark may be commercially distributed throughout the European Union. Failure to obtain the CE mark will preclude us from selling the VisualECG, CardioBip and related products in the European Union.

Employees

As of December 27, 2007 NewCardio had two employees. NewCardio has not experienced any work stoppages and NewCardio considers relations with its employees to be good.

Description of Property

The Company’s principal executive offices are located at 2033 Gateway Plaza, Suite 500, San Jose, California, 95110. The Company believes that its properties are adequate for its current and immediately foreseeable operating needs. The Company does not have any policies regarding investments in real estate, securities or other forms of property.

Legal Proceedings

From time to time, the Company may become involved in various lawsuits and legal proceedings, which arise in the ordinary course of business. However, litigation is subject to inherent uncertainties, and an adverse result in these or other matters may arise from time to time that may harm its business. The Company is currently not aware of any such legal proceedings or claims that they believe will have, individually or in the aggregate, a material adverse affect on its business, financial condition or operating results.

RISK FACTORS

We Are A Development Stage Company And May Never Commercialize Any Of Our Products Or Earn A Profit.

We are a development stage company and have incurred losses since we were formed. We have incurred operating losses of $1,957,987 million as of September 30, 2007. To date, we have experienced negative cash flow from development of our products. We currently have no products ready for commercialization, have not generated any revenue from operations and expect to incur substantial net losses for the foreseeable future to further develop and commercialize our technology. We cannot predict the extent of these future net losses, or when we may attain profitability, if at all. If we are unable to generate significant revenue or attain profitability, we will not be able to sustain operations.

The Commercial Success Of Our Products Will Depend On The Degree Of Market Acceptance Of These Products Among Physicians, Patients, Health Care Payors And The Medical Community.

The use of our heart diagnostic products has never been commercialized. Even if approved for sale by the appropriate regulatory authorities, physicians may not order diagnostic tests based on our heart diagnostic technology, in which event we may be unable to generate significant revenue or become profitable. In addition, physicians and patients may not utilize the heart diagnostic products unless third-party payors, such as managed care organizations, Medicare and Medicaid, pay a substantial portion of the test’s price. There is significant uncertainty concerning third-party reimbursement of any test incorporating new technology. Reimbursement by a third-party payor may depend on a number of factors, including a payor’s determination that tests using our technologies are:

•	not experimental or investigational,
•	medically necessary,
•	appropriate for specific patient,
•	cost-effective, and
•	supported by peer-reviewed publications.

Since each payor makes its own decision as to whether to establish a policy to reimburse for a test, seeking these approvals is a time-consuming and costly process. We cannot be certain that coverage for the nano-biochip gene expression kit will be provided by any third-party payors.

Our products are highly regulated, and we will not be able to introduce our products to market if we cannot obtain the necessary regulatory approvals.

If we are unable to obtain regulatory approvals for our products in selected key markets at all or in a timely manner, we will not be able to grow as quickly as expected, and the loss of anticipated revenues will also reduce our ability to fully fund our operations and to otherwise execute our business plan.  Our failure to receive the regulatory approvals in the United States would likely cause us to go out of business.

The manufacture, sale, promotion and marketing of our heart diagnostic products and other products we intend to develop are subject to regulation by the Food and Drug Administration (“FDA”) and similar government regulatory bodies in other countries.  As we develop or obtain new products we will be required to determine what regulatory requirements, if any, we must comply with in order to market and sell our products in the United States and worldwide.  The process of obtaining regulatory approval could take years and be very costly, if approval can be obtained at all.  If we fail to comply with these requirements, we could be subjected to enforcement actions such as an injunction to stop us from marketing the product at issue or a possible seizure of our assets.  We intend to work diligently to assure compliance with all applicable regulations that impact our business.  We can give you no assurance, however, that we will be able to obtain regulatory approval for all of our products.  We also cannot assure you that additional regulations will not be enacted in the future that would be costly or difficult to satisfy.

Our inability to protect our intellectual property rights could allow competitors to use our property rights and technologies in competition against our company, which would reduce our sales.

We rely on a combination of patent, patent pending, copyright, trademark and trade secret laws, proprietary rights agreements and non-disclosure agreements to protect our intellectual properties.  We cannot give you any assurance that these measures will prove to be effective in protecting our intellectual properties.  We also cannot give you any assurance that our existing patents will not be invalidated, that any patents that we currently or prospectively apply for will be granted, or that any of these patents will ultimately provide significant commercial benefits.  Further, competing companies may circumvent any patents that we may hold by developing products which closely emulate but do not infringe our patents.  While we intend to seek patent protection for our products in selected foreign countries, those patents may not receive the same degree of protection as they would in the United States.  We can give you no assurance that we will be able to successfully defend our patents and proprietary rights in any action we may file for patent infringement.  Similarly, we cannot give you any assurance that we will not be required to defend against litigation involving the patents or proprietary rights of others, or that we will be able to obtain licenses for these rights.  Legal and accounting costs relating to prosecuting or defending patent infringement litigation may be substantial.

We also rely on proprietary designs, technologies, processes and know-how not eligible for patent protection.  We cannot give you any assurance that our competitors will not independently develop the same or superior designs, technologies, processes and know-how.

While we have and will continue to enter into proprietary rights agreements with our employees and third parties giving us proprietary rights to certain technology developed by those employees or parties while engaged by our company, we can give you no assurance that courts of competent jurisdiction will enforce those agreements.

If We Are Unable To Develop Products To Keep Pace With Rapid Medical And Scientific Change, Our Operating Results And Competitive Position Would Be Harmed.

In recent years, there have been numerous advances in technologies relating to the diagnosis and treatment of cardiac problems. These advances require us continuously to develop new products and enhance existing products to keep pace with evolving standards of care. Our test could become obsolete unless we continually innovate and expand our product to demonstrate recurrence and treatment benefit in patients treated with new therapies. New treatment therapies typically have only a few years of clinical data associated with them, which limits our ability to perform clinical studies and correlate sets of genes to a new treatment’s effectiveness. If we are unable to demonstrate the applicability of our tests to new treatments, then sales of our tests could decline, which would harm our revenues.

NewCardio may need to raise capital to fund its operations, and its failure to obtain funding when needed may force NewCardio to delay, reduce or eliminate its product development efforts.

If in the future, NewCardio is not capable of generating sufficient revenues from operations and its capital resources are insufficient to meet future requirements, NewCardio may have to raise funds to continue the development, commercialization, marketing and sale of its technologies.

NewCardio cannot be certain that funding will be available on acceptable terms, or at all. To the extent that NewCardio raises additional funds by issuing equity securities, its stockholders may experience significant dilution. Any debt financing, if available, may involve restrictive covenants that impact NewCardio’s ability to conduct its business. If NewCardio is unable to raise additional capital if required or on acceptable terms, it may have to significantly delay, scale back or discontinue the development and/or commercialization of one or more of its product candidates, restrict its operations or obtain funds by entering into agreements on unattractive terms.

NewCardio is dependent upon key personnel.

 NewCardio’s success is heavily dependent on the continued active participation of its current executive officers, including Branislav Vajdic. Loss of the services of Mr. Vajdic could have a material adverse effect upon NewCardio’s business, financial condition or results of operations. Mr. Vajdic currently does not any plans to retire or leave NewCardio in the near future. NewCardio does not maintain any key life insurance policies for any of its executive officers or other personnel. The loss of any of NewCardio’s senior management could significantly impact NewCardio’s business until adequate replacements can be identified and put in place.

NewCardio may have difficulties managing growth which could lead to higher losses.

While NewCardio has not yet achieved any revenues through the sale or licensing of its products, should certain events occur, NewCardio might be in a position to rapidly commercialize its products. Rapid growth would strain NewCardio’s human and capital resources, potentially leading to higher operating losses. NewCardio’s ability to manage operations and control growth will be dependent upon its ability to raise and spend capital to improve its operational, financial and management controls, reporting systems and procedures, and to attract and retain adequate numbers of qualified employees. Should NewCardio be unable to successfully create improvements to its internal procedures and controls in an efficient and timely manner, then management may receive inadequate information necessary to manage NewCardio’s operations, possibly causing additional expenditures and inefficient use of existing human and capital resources.

MANAGEMENT’S DISCUSSION AND ANALYSIS

Forward Looking Statements

Some of the statements contained in this Form 8-K that are not historical facts are "forward-looking statements" which can be identified by the use of terminology such as "estimates," "projects," "plans," "believes," "expects," "anticipates," "intends," or the negative or other variations, or by discussions of strategy that involve risks and uncertainties. We urge you to be cautious of the forward-looking statements, that such statements, which are contained in this Form 8-K, reflect our current beliefs with respect to future events and involve known and unknown risks, uncertainties and other factors affecting our operations, market growth, services, products and licenses. No assurances can be given regarding the achievement of future results, as actual results may differ materially as a result of the risks we face, and actual events may differ from the assumptions underlying the statements that have been made regarding anticipated events. Factors that may cause actual results, our performance or achievements, or industry results, to differ materially from those contemplated by such forward-looking statements include without limitation:

•	Our ability to attract and retain management, and to integrate and maintain technical information and management information systems;

•	Our ability to raise capital when needed and on acceptable terms and conditions;

•	The intensity of competition; and

•	General economic conditions.

All written and oral forward-looking statements made in connection with this Form 8-K that are attributable to us or persons acting on our behalf are expressly qualified in their entirety by these cautionary statements. Given the uncertainties that surround such statements, you are cautioned not to place undue reliance on such forward-looking statements.

Plan of Operation

We are in the development stage and to date has not generated revenues. The risks specifically discussed are not the only factors that could affect future performance and results. In addition the discussion in the annual report concerning us, our business and our operations contain forward-looking statements. Such forward-looking statements are necessarily speculative and there are certain risks and uncertainties that could cause actual events or results to differ materially from those referred to in such forward-looking statements. We do not have a policy of updating or revising forward-looking statements and thus it should not be assumed that silence by our Management over time means that actual events or results are occurring as estimated in the forward-looking statements herein.

As a development stage company, we have yet to earn revenues from operations. We may experience fluctuations in operating results in future periods due to a variety of factors., including our ability to obtain additional financing in a timely manner and on terms favorable to us, our ability to successfully develop our business model, the amount and timing of operating costs and capital expenditures relating to the expansion of our business, operations and infrastructure and the implementation of marketing programs, key agreements, and strategic alliances, and general economic conditions specific to our industry. As a result of limited capital resources and no revenues from operations from its inception, the Company has relied on the issuance of equity securities to non-employees in exchange for services. The Company's management enters into equity compensation agreements with non-employees if it is in the best interest of the Company under terms and conditions consistent with the requirements of Financial Accounting Standards No. 148, "Accounting for Stock Based Compensation - Transition and Disclosure - an amendment of SFAS 123." In order to conserve its limited operating capital resources, the Company anticipates continuing to compensate non-employees for services during the next twelve months. This policy may have a material effect on the Company's results of operations during the next twelve months.

Product Research and Development

We anticipate spending, in order to accelerate our growth, which is contingent upon raising additional funds, approximately $1,700,000 for product research and development activities related to our anticipated product launch during the next twelve months. We currently have no commitments for financing. There is no guarantee that we will be successful in raising the funds required.

Acquisition of Plant and Equipment and Other Assets

We do not anticipate the sale of any material property, plant or equipment during the next 12 months. We do not anticipate the acquisition of any material property, plant or equipment during the next 12 months, unless we raise additional funds to accelerate our growth to fulfill the unmet needs of a large, growing market.

Number of Employees

From our inception through the period ended September 30, 2007, we have principally relied on the services of outside consultants and part-time employees for services. We currently have 2 full time employees and no part-time employees. In order for us to attract and retain quality personnel, we anticipate we will have to offer competitive salaries to future employees. We anticipate that it may become desirable to add additional full and or part time employees to discharge certain critical functions during the next 12 months. This projected increase in personnel is dependent upon our ability to generate revenues and obtain sources of financing. There is no guarantee that we will be successful in raising the funds required or generating revenues sufficient to fund the projected increase in the number of employees. As we continue to expand, we will incur additional cost for personnel.

Revenues

We have generated no operating revenues from operations from our inception.

Costs and Expenses

From our inception through September 30, 2007, we have not generated any revenues. We have incurred losses of $ 1,957,987 during this period. These losses stem from expenses associated principally with equity-based compensation to consultants who have provided marketing, public relations and investor services, acquisition costs and professional service (legal and accounting) fees.

Liquidity and Capital Resources

As of September 30, 2007, we had a working capital deficit of $1,957,987. As a result of our operating losses from our inception through September 30, 2007, we generated a cash flow deficit of $407,317 from operating activities from our inception on September 7, 2007 through September 30, 2007. Cash flows used in investing activities was $4,122 during this period. We met our cash requirements during this period through the private placement of $113,813 of common stock and exercise of common stock options, $79,079 through the private placement of our preferred stock and $419,500 from the issuance of convertible notes.

While we have raised capital to meet our working capital and financing needs in the past, additional financing is required in order to meet our current and projected cash flow deficits from operations and product development. We currently have no commitments for financing. There is no guarantee that we will be successful in raising the funds required.

We believe that our existing and planned capital resources will be sufficient to fund our current level of operating activities, capital expenditures and other obligations through the next 18 months. However, if during that period or thereafter, we are not successful in generating sufficient liquidity from operations or in raising sufficient capital resources, on terms acceptable to us, this could have a material adverse effect on our business, results of operations liquidity and financial condition.

The independent auditor's report on our December 31, 2006 financial statements states that our recurring losses raise substantial doubts about our ability to continue as a going concern.

6% Subordinated convertible notes

In August 2006, in connection with a private placement, we issued 6% subordinated convertible promissory notes in the aggregate of $20,000 and attached to the notes were warrants to purchase 20,000 shares of common stock at a price of $0.50 per share for five years. The principal amounts of the notes, along with accrued and unpaid interest, are due in full in August, 2007.

The promissory notes are unsecured and convertible automatically to common stock subject to the completion of a “qualified equity financing” transaction as defined as $2,000,000 in equity financing before maturity (1 year) of the notes.

The warrants do not have registration rights for the underlying shares. Since the contract may be settled by the delivery of unregistered shares and the delivery of the unregistered shares is within the control of the Company, pursuant to EITF 00-19, “Accounting for Derivative Financial Instruments Indexed to, and Potentially Settled in, a Company’s Own Stock”, the net value of the warrants at the date of issuance was recorded as equity.

In February 2007, in connection with a private placement, we issued 6% subordinated convertible promissory notes in the aggregate of $2,500 and attached to the notes were warrants to purchase 2,500 shares of common stock at a price of $0.50 per share for five years. The principal amounts of the notes, along with accrued and unpaid interest, are due in full in February, 2008.

The promissory notes are unsecured and convertible automatically to common stock subject to the completion of a “qualified equity financing” transaction as defined as $2,000,000 in equity financing before maturity (1 year) of the notes.

The warrants do not have registration rights for the underlying shares. Since the contract may be settled by the delivery of unregistered shares and the delivery of the unregistered shares is within the control of the Company, pursuant to EITF 00-19, “Accounting for Derivative Financial Instruments Indexed to, and Potentially Settled in, a Company’s Own Stock”, the net value of the warrants at the date of issuance was recorded as equity.

8% subordinated convertible notes

In April 2007, in connection with a private placement, we issued 8% a subordinated convertible promissory note in the aggregate of $50,000 .The principal amounts of the notes, along with accrued and unpaid interest, are due in full one year from issuance.

In the event the Company consummates, prior to maturity, a convertible note and warrant debt financing amounting to at least $250,000 in convertible note principal to the Company, all principal and interest then outstanding under the note shall be converted into the form of convertible promissory note issued and holder of the note shall be afforded the same terms and conditions offered to all investors.

In May 2007, in connection with a private placement, we issued 8% a subordinated convertible promissory note in the aggregate of $12,000. The principal amounts of the notes, along with accrued and unpaid interest, are due in full one year from issuance.

In the event the Company consummates, prior to maturity, a convertible note and warrant debt financing amounting to at least $250,000 in convertible note principal to the Company, all principal and interest then outstanding under the note shall be converted into the form of convertible promissory note issued and holder of the note shall be afforded the same terms and conditions offered to all investors

In September, 2007, the April and May 2007 8% subordinated convertible promissory notes along with accrued interest of $1,957 were converted to the same terms and conditions as the 5% subordinated convertible notes described below.

5% subordinated convertible notes

In June 2007, in connection with a private placement, we issued 5% a subordinated convertible promissory note in the aggregate of $250,000. The unpaid principal amounts of the notes times a premium factor of 1.10, along with accrued and unpaid interest, are due in full in June 2008.

In July 2007, in connection with a private placement, we issued 5% a subordinated convertible promissory note in the aggregate of $25,000. The unpaid principal amounts of the notes times a premium factor of 1.10, along with accrued and unpaid interest, are due in full in July 2008.

In September 2007, the 8% subordinated convertible notes as described above of $62,000 along with accrued interest of $1,957 were converted to the 5% a subordinated convertible promissory notes. The any unpaid principal amounts of the notes times a premium factor of 1.10, along with accrued and unpaid interest, are due in full in September 2008.

In September 2007, in connection with a private placement, we issued 5% a subordinated convertible promissory note in the aggregate of $60,000 and in conjunction with the convertible promissory note, options to purchase 50,000 of the Company’s common stock at a price of $0.02 per share expiring November 30, 2007. The any unpaid principal amounts of the notes times a premium factor of 1.10, along with accrued and unpaid interest, are due in full in September 2008.

The options do not have registration rights for the underlying shares. Since the contract may be settled by the delivery of unregistered shares and the delivery of the unregistered shares is within the control of the Company, pursuant to EITF 00-19, “Accounting for Derivative Financial Instruments Indexed to, and Potentially Settled in, a Company’s Own Stock”, the net value of the warrants at the date of issuance was recorded as equity.

In November and December 2007, in connection with a private placement, we issued 5% subordinated convertible promissory notes in the aggregate of $58,000. The unpaid principal amounts of the notes times a premium factor of 1.10, along with accrued and unpaid interest, are due in full one year from the date of the notes.

In the event the Company closes, prior to maturity, a transaction as a publicly traded Company involving a private placement in public equity (“PIPE”) with an aggregate sales price of not less than $2,500,000, then the note holders, at their option, can convert any unpaid principal of the note multiplied by the premium factor of 1.0 into PIPE stock at a conversion price equal to the cash price paid by investors in a Qualified PIPE multiplied by a factor of 0.75. Additionally, the Company is required to issue warrants in the event of qualified PIPE transactions, the terms, exercise price and number of warrants are contingent to the future terms and conditions of a possible qualifying PIPE transaction.

Critical Accounting Policies

Our financial statements are prepared in accordance with accounting principles generally accepted in the United States of America, which requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

The following accounting policies are critical in fully understanding and evaluating our reported financial results:

Accounting for Stock-Based Compensation

We account for our stock options and warrants using the fair value method promulgated by Statement of Financial Accounting Standards No. 123R “Share-Based Compensation” which addresses the accounting for transactions in which an entity exchanges its equity instruments for goods or services. Therefore, our results include non-cash compensation expense as a result of the issuance of stock options and warrants and we expect to record additional non-cash compensation expense in the future.

 Off-Balance Sheet Arrangements

We do not have any off-balance sheet arrangements.

Inflation

It is our opinion that inflation has not had a material effect on our operations.

MANAGEMENT

Executive Officers and Directors

Below are the names and certain information regarding the Company’s executive officers and directors following the acquisition of Marine Park.

Name	Age	Position
Branislav Vajdic	53	President, Chief Executive Officer and Director
Robert Blair	60	Chairman of the Board

Officers are elected annually by the Board of Directors (subject to the terms of any employment agreement), at its annual meeting, to hold such office until an officer’s successor has been duly appointed and qualified, unless an officer sooner dies, resigns or is removed by the Board.

Background of Executive Officers and Directors

Branislav Vajdic - President, Chief Executive Officer and Director. Dr. Vajdic is 22 year veteran of Intel. At Intel he held various senior product development management positions until October 2006, when he became President and Chief Executive Officer of NewCardio, Inc. At Intel, he directed Pentium microprocessor and flash memory development teams, and was the inventor on several key flash memory design patents held by Intel. He holds a Ph.D. in electrical engineering from the University of Minnesota.

Robert Blair - Chairman of the Board. Mr. Blair served as a member of the Board of Directors of NewCardio from September 2004 through September 2005 and was appointed as Chairman of the Board of Directors July 2006. Mr. Blair served as the Chairman and Chief Executive Officer of VivoMedical Inc., a private medical device company which was co-founded by Mr. Blair, from 1999 through 2006. Mr. Blair has served as the Chairman and Chief Executive Officer of Mobi33, Inc., a private internet based advertising company which was co-founded by Mr. Blair, since 2007. Mr. Blair has degrees in Applied Physics from the Anglia Ruskin University and from The Institute of Physics in the United Kingdom.

Executive Compensation

The following table sets forth all compensation paid in respect of the Company’s Chief Executive Officer and those individuals who received compensation in excess of $100,000 per year (collectively, the "Named Executive Officers") for our last three completed fiscal years.

SUMMARY COMPENSATION TABLE

					Long Term Compensation
	Annual Compensation				Awards		Payouts
Name And Principal Position	Year	Salary ($)	Bonus ($)	Other Annual Compensation ($)	Restricted Stock Compensation ($)	Securities Under- Lying Options/ SARs (#)	LTIP Payouts ($)	All Other Compensation ($)
Branislav Vajdic	2007	$72,000	-	-	-	(1) $184,440	-	-
President and	2006	-	-	-	-	-	-	-
CEO	2005	-	-	-	-	-	-	-
Robert Blair	2007	-	-	-	-	(2) 24,325	-	-
Chairman of	2006	-	-	-	-	-	-	-
Board of Directors	2005	-	-	-	(3) 13,000	-	-	-

(1) Mr. Vajdic was granted options to purchase 880,000 shares of the Company’s common stock at $0.10 per share and 1,000,000 at $0.22 per share.
(2) Mr. Blair was granted options to purchase 250,000 shares of the Company’s common stock at $0.10 per share.
(3) Mr. Blair was issued 130,000 shares of Series A preferred stock at $0.10 per share.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

None

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth certain information, as of December 27, 2007 with respect to the beneficial ownership of the outstanding common stock by (i) any holder of more than five (5%) percent; (ii) each of the Company’s executive officers and directors; and (iii) the Company’s directors and executive officers as a group. Except as otherwise indicated, each of the stockholders listed below has sole voting and investment power over the shares beneficially owned.

Name of Beneficial Owner (1)	Common Stock Beneficially Owned	Percentage of Common Stock (2)
Branislav Vajdic(3)	8,328,519	39.18%
Robert Blair(4)	608,958	3.01%
Bosko Bojovic(5)	1,363,666	6.71%
Kenneth Londoner(6)	1,764,986	8.70%
Milic Petkovic	1,488,579	7.36%
Nenad Macvanin(7)	3,682,000	16.40%
All officers and directors as a group (2 persons)	8,937,477	42.00%

(1)	Except as otherwise indicated, the address of each beneficial owner is c/o Marine Park Holdings, Inc. 2033 Gateway Plaza, Suite 500, San Jose, California, 95110.
(2)
Applicable percentage ownership is based on 20,237,522 shares of common stock outstanding as of December 27, 2007, together with securities exercisable or convertible into shares of common stock within 60 days of December 27, 2007for each stockholder. Beneficial ownership is determined in accordance with the rules of the Securities and Exchange Commission and generally includes voting or investment power with respect to securities. Shares of common stock that are currently exercisable or exercisable within 60 days of December 27, 2007are deemed to be beneficially owned by the person holding such securities for the purpose of computing the percentage of ownership of such person, but are not treated as outstanding for the purpose of computing the percentage ownership of any other person.

(3)	Includes options to purchase 1,020,973 shares of common stock.
(4)	Includes options to purchase 18,958 shares of common stock and warrants to purchase 130,000 shares of common stock.
(5)	Includes options to purchase 82,292 shares of common stock.
(6)	Includes options to purchase 41,667 shares of common stock.
(7)	Includes warrants to purchase 2,212,000 shares of common stock.
•
No Director, executive officer, affiliate or any owner of record or beneficial owner of more than 5% of any class of voting securities of the Company is a party adverse to the Company or has a material interest adverse to the Company.

DESCRIPTION OF SECURITIES

The Company’s authorized capital stock consists of 99,000,000 shares of common stock at a par value of $0.001 per share and 1,000,000 shares of preferred stock at a par value of $0.001 per share. As of December 27, 2007, there were 20,237,522 shares of the Company’s common stock issued and outstanding that are held by approximately 83 stockholders of record.

Holders of the Company’s common stock are entitled to one vote for each share on all matters submitted to a stockholder vote. Holders of common stock do not have cumulative voting rights. Therefore, holders of a majority of the shares of common stock voting for the election of directors can elect all of the directors. Holders of the Company’s common stock representing a majority of the voting power of the Company’s capital stock issued, outstanding and entitled to vote, represented in person or by proxy, are necessary to constitute a quorum at any meeting of stockholders. A vote by the holders of a majority of the Company’s outstanding shares is required to effectuate certain fundamental corporate changes such as liquidation, merger or an amendment to the Company’s articles of incorporation.

Holders of the Company’s common stock are entitled to share in all dividends that the board of directors, in its discretion, declares from legally available funds. In the event of a liquidation, dissolution or winding up, each outstanding share entitles its holder to participate pro rata in all assets that remain after payment of liabilities and after providing for each class of stock, if any, having preference over the common stock. The Company’s common stock has no pre-emptive rights, no conversion rights and there are no redemption provisions applicable to the Company’s common stock.

On December 27, 2007, Marine Park entered into a financing arrangement with investors pursuant to which it sold various securities in consideration of an aggregate purchase price of $8,165,000 (the “Preferred 2007 Financing”).

In connection with the Preferred 2007 Financing, Marine Park issued the following securities to the investors:

•	8,165 shares of Series A Preferred Stock (the “Series A Preferred”);
•	Series A Common Stock Purchase Warrants to purchase 5,156,842 shares of common stock at $1.14 per share for a period of five years (“Series A Warrants”);
•	Series J Common Stock Purchase Warrants to purchase 5,157,895 shares of common stock at $1.235 per share for a period of one year (“Series J Warrants”); and
•	Series J-A Common Stock Purchase Warrants to purchase 3,094,737 shares of common stock at $1.425 per share for a period of five years (“Series J-A Warrants”).

The shares of Series A Preferred Stock are convertible, at any time at the option of the holder, into an aggregate of 8,594,737 shares of Marine Park common stock. Holders of the Series A Preferred Stock are entitled to receive, when declared by Marine Park's board of directors, annual dividends of $100 per share of Series A Preferred Stock paid quarterly on January 1, April 1, July 1 and October 1. Such dividends may be paid, at the election of the Company, either (i) in cash if legally able to do so, or (ii) in restricted shares of common stock of Marine Park with registration rights. In the event that Marine Park elects to issue restricted shares of common stock in connection with the dividend on the Series A Preferred Stock, such dividend shares shall be determined by dividing the dividend amount by 90% of the volume weighted average price for the 20 trading days immediately preceding the record date for payment of such dividend.

In the event of any liquidation or winding up of Marine Park, the holders of Series A Preferred Stock will be entitled to receive, in preference to holders of common stock, an amount equal to 120% of the original purchase price per share.

The Series A Warrants and Series J-A Warrants shall be exercisable for a period of five years at an exercise price of $1.14 and $1.425 per share, respectively and the Series J Warrants shall be exercisable for a one year period at an exercise price of $1.235 per share. In the event that the shares of common stock underlying the Series A Warrants and Series J-A Warrants are not registered by December 27, 2008, then the Series A Warrants and Series J-A Warrants are exercisable on a cashless basis.

We granted the investor registration rights with respect to the Series A Preferred Stock and Series A Warrants, Series J Warrants and Series J-A Warrants. We are required to file a registration statement within 45 days from closing and have such registration statement declared effective within 120 days from closing if the registration statement is not reviewed or, in the event that the registration statement is reviewed, within 150 days from closing and if we receive comments with respect to Rule 415 within 180 days from closing. If we fail to have the registration statement filed or declared effective by the required dates, the dividend rate associated with the Series A Preferred Stock, as applicable, will be increased from 10% to 18%.

The investor has contractually agreed to restrict its ability to convert its securities and receive shares of Marine Park’s common stock such that the number of shares of Marine Park’s common stock held by it and its affiliates after such conversion does not exceed 9.99% of Marine Park’s then issued and outstanding shares of common stock.

MARKET FOR COMMON EQUITY AND RELATED STOCKHOLDER MATTERS

The Marine Park’s common stock is listed on the OTC Bulletin Board, referred to herein as the OTCBB, under the symbol “MPHL.ob,” effective December 11, 2006. Marine Park’s common stock has never traded.

As of December 27, 2007, there were approximately 83 holders of record of the Company’s common stock.

Dividends

The Company has never declared or paid any cash dividends on its common stock. The Company currently intends to retain future earnings, if any, to finance the expansion of its business. As a result, the Company does not anticipate paying any cash dividends in the foreseeable future.

Securities Authorized for Issuance Under Equity Compensation Plans

The following table shows information with respect to each equity compensation plan under which the Company’s common stock is authorized for issuance as of the fiscal year ended December 31, 2007.

EQUITY COMPENSATION PLAN INFORMATION

Plan category	Number of securities to be issued upon exercise of outstanding options, warrants and rights	Weighted average exercise price of outstanding options, warrants and rights	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a)
	(a)	(b)	(c)
Equity compensation plans approved by security holders	9,098,606	$0.11	5,151,667

Equity compensation plans not approved by security holders	------	------	------

Total	9,098,606	$0.11	5,151,667

INDEMNIFICATION OF DIRECTORS AND OFFICERS

The Company has a provision in its charter, by-laws, or other contracts providing for indemnification of its officers and directors. Insofar as indemnification for liabilities arising under the Securities Act of 1933, as amended, may be permitted to directors officers and controlling persons of the Company pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Company of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any such action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers or persons controlling us pursuant to the foregoing provisions, or otherwise, the Company has been advised that in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable.

Item 3.02 Unregistered Sales of Equity Securities.

Share Exchange

Pursuant to a Share Exchange Agreement dated December 27, 2007, the Company issued 18,682,537 shares of common stock to the NewCardio shareholders. This issuance of common stock is exempt from the registration requirements under Rule 4(2) of the Securities Act of 1933, as amended.

Preferred Financing

On December 27, 2007, we entered into the Preferred 2007 Financing. In connection with the Preferred 2007 Financing, Offline issued the following securities to the investor:

•	the Series A Preferred Stock;
•	Series A Warrants;
•	Series J Warrants; and
•	Series J-A Warrants.

The shares of Series A Preferred Stock is convertible, at any time at the option of the holder, into an aggregate of 8,594,737 shares of Marine Park common stock. Holders of the Series A Preferred Stock are entitled to receive, when declared by Marine Park's board of directors, annual dividends of $100 per share of Series A Preferred Stock paid quarterly on January 1, April 1, July 1 and October 1. Such dividends may be paid, at the election of the Company, either (i) in cash if legally able to do so or (ii) in restricted shares of common stock of Offline with piggyback registration rights. In the event that Offline elects to issue restricted shares of common stock in connection with the dividend on the Series A Preferred Stock, such dividend shares shall be determined by dividing the dividend amount by 90% of the volume weighted average price for the 20 trading days immediately preceding the record date for payment of such dividend.

In the event of any liquidation or winding up of Offline, the holders of Series A Preferred Stock will be entitled to receive, in preference to holders of common stock, an amount equal to 120% of the original purchase price per share.

The Series A Warrants and Series J-A Warrants shall be exercisable for a period of five years at an exercise price of $1.14 and $1.425 per share, respectively and the Series J Warrants shall be exercisable for a one year period at an exercise price of $1.235 per share. In the event that the shares of common stock underlying the Series A Warrants and Series J-A Warrants are not registered by December 27, 2008, then the Series A Warrants and Series J-A Warrants are exercisable on a cashless basis.

We granted the investor registration rights with respect to the Series A Preferred Stock and Series A Warrants, Series J Warrants and Series J-A Warrants. We are required to file a registration statement within 45 days from closing and have such registration statement declared effective within 120 days from closing if the registration statement is not reviewed or, in the event that the registration statement is reviewed, within 150 days from closing and if we receive comments with respect to Rule 415 within 180 days from closing. If we fail to have the registration statement filed or declared effective by the required dates, the dividend rate associated with the Series A Preferred Stock, as applicable, will be increased from 10% to 18%.

The investor has contractually agreed to restrict its ability to convert its securities and receive shares of Marine Park’s common stock such that the number of shares of Marine Park’s common stock held by it and its affiliates after such conversion does not exceed 9.99% of Marine Park’s then issued and outstanding shares of common stock.

Item 4.01 Changes in Registrant's Certifying Accountant.

On January 3, 2008, in connection with the acquisition of NewCardio, Marine Park terminated the services of Li & Company, PC, as the Company’s independent auditor. Li & Company, PC performed the audits for the two year period ended December 31, 2006 and 2005, which reports for the two years ended December 31, 2006 and 2005, which carries a modification as to going concern. During Marine Park’s two most recent fiscal years and during any subsequent interim period prior to the January 3, 2008 termination as Marine Park’s independent auditors, there were no disagreements with Li & Company, PC, with respect to accounting or auditing issues of the type discussed in Item 304(a)(iv) of Regulation S-B.

On January 3, 2008, Marine Park provided Li & Company, PC with a copy of this disclosure and requested that it furnish a letter to Marine Park, addressed to the SEC, stating that it agreed with the statements made herein or the reasons why it disagreed.

On December 27, 2007, Marine Park’s board of directors approved the engagement of the firm of RBSM, LLP as Marine Park’s independent auditors. During Marine Park’s two most recent fiscal years or any subsequent interim period prior to engaging RBSM, LLP, Marine Park had not consulted RBSM, LLP regarding any of the accounting or auditing concerns stated in Item 304(a)(2) of Regulation S-B.

Item 5.01 Changes in Control of Registrant.

See Item 2.01.

Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

See Item 1.01.

Item 5.06 Change in Shell Company Status.

See Item 2.01

Item 9.01 Financial Statements and Exhibits.

(a) Financial statements of business acquired.

•	Audited Financial Statements of NewCardio, Inc. as of December 31, 2006 and for the period from September 7, 2004 (date of inception) through September 30, 2007
•	Unaudited financial statements for the three month period ended September 30, 2007

(b) Pro forma financial information.

•	Condensed Consolidated Pro Forma Unaudited Balance Sheet as of September 30, 2007
•	Condensed Consolidated Pro Forma Unaudited Statement of Operations for the Nine Months Ended September 30, 2007
•	Notes to Condensed Consolidated Pro Forma Unaudited Financial Statements

(c) Shell Company Transactions

Not applicable.

(d) Exhibits

Exhibit Number	Description
3.1	Certificate of Designation for Series A Preferred Stock
4.1	Securities Purchase Agreement
4.2	Form of Series A Warrant
4.3	Form of Series J Warrant
4.4	Form of Series J-A Warrant
4.5	Registration Rights Agreement
10.1	Share Exchange Agreement by and among Marine Park Holdings, Inc., NewCardio, Inc. and the shareholders of NewCardio, Inc.
10.2	Return to Treasury Agreement between Marine Park Holdings, Inc. and Harborview Master Fund L.P., dated as of December 27, 2007
10.3	Return to Treasury Agreement between Marine Park Holdings, Inc. and Diverse Trading Ltd., dated as of December 27, 2007
16.1	Letter from Li & Company, PC, dated January 3, 2008

SIGNATURES

Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MARINE PARK HOLDINGS, INC.

Dated: January 3, 2008	By: /s/ Branislav Vajdic
Name: Branislav Vajdic
Title: President and Chief Executive Officer

Index to Financial Statements

Page
Audited Financial Statements of NewCardio, Inc. as of December 31, 2006 and for the period from September 7, 2004 (date of inception) through September 30, 2007
Report of Independent Registered Public Accounting Firm	F-1
Balance Sheets as of December 31, 2006 and 2005	F-2
Statement of Operations for the years ended December 31, 2006 and the period September 7, 2004 (date of inception) to December 31, 2006	F-3
Statement of Deficiency in Stockholders’ Equity for the period September 7, 2004 (date of inception) to December 31, 2006	F-4
Statements of Cash Flows for the years ended December 31, 2006 and the period September 7, 2004 (date of inception) to December 31, 2006	F-5
Notes to Financial Statements	F-6
Unaudited financial statements for the three month period ended September 30, 2007
Condensed Balance Sheet as of September 30, 2007	F-14
Condensed Statement of Operations for the period ended September 30, 2007 and the period September 7, 2004 (date of inception) to September 30, 2007	F-15
Condensed Statement of Deficiency in Stockholders’ Equity for the period ended September 30, 2007 and the period September 7, 2004 (date of inception) to September 30, 2007	F-16
Condensed Statements of Cash Flows for the period ended September 30, 2007 and the period September 7, 2004 (date of inception) to September 30, 2007	F-18
Notes to Unaudited Condensed Financial Statements	F-19
Pro Forma Financial Statements	F-29
Condensed Consolidated Pro Forma Unaudited Balance Sheet as of September 30, 2007	F-30
Condensed Consolidated Pro Forma Unaudited Statement of Operations for the Nine Months Ended September 30, 2007	F-31
Condensed Consolidated Pro Forma Unaudited Statement of Operations for the Year Ended December 31, 2007	F-32
Notes to Condensed Consolidated Pro Forma Unaudited Financial Statements	F-33

RBSM LLP

CERTIFIED PUBLIC ACCOUNTANTS

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Board of Directors
New Cardio, Inc.
San Jose, California

We have audited the accompanying balance sheets of New Cardio, Inc. as of December 31, 2006 and 2005, and the related statements of losses, deficiency in stockholder’s equity and cash flows for each of the two years in the period ended December 31, 2006 and the period September 7, 2004 (date of inception) through December 31, 2006. These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these financial statements based on our audits.

We have conducted our audits in accordance with auditing standards of the Public Company Accounting Oversight Board (United States of America). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of New Cardio, Inc. at December 31, 2006 and 2005 and the results of its operations and its cash flows for the each of the two years in the period ended December 31, 2006 and the period September 7, 2004 (date of inception) through December 31, 2006 in conformity with accounting principles generally accepted in the United States of America.

The accompanying financial statements have been prepared assuming the Company will continue as a going concern. As discussed in the Note J to the accompanying financial statements, the Company is in the development stage and has not established a source of revenues. This raises substantial doubt about the company's ability to continue as a going concern. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

/s/ RBSM LLP

New York, New York
June 10, 2007

NEWCARDIO, INC
(a development stage company)
BALANCE SHEETS
December 31, 2006 and 2005

	2006	2005
ASSETS
Current assets:
Cash	$12	$29,374

	$12	$29,374

LIABILITIES AND DEFICENCY IN STOCKHOLDERS' EQUITY
Current liabilities:
Accounts payable and accrued expenses	$426,251	$220,564
Subordinated notes payable, net of amortized debt discount of $917	19,083	-
Total current liabilities	445,334	220,564

Long term debt:
Note payable, related party	10,316	-

Commitments and contingencies

Series A-2 preferred stock, $0.0001 par value, 2,592,000 shares authorized, issued and outstanding as of December 31, 2006 and 2005	259,200	259,200

Deficiency in stockholders' equity
Series A preferred stock, $0.0001 par value, 4,563,206 shares authorized, issued and outstanding as of December 31, 2006 and 2005	456	456

Common stock, $0.0001 par value, 30,000,000 shares authorized; 4,090,169 and 3,736,794 shares issued and outstanding as of December 31, 2006 and 2005, respectively	409	374
Additional paid in capital	439,554	325,862
Deficit accumulated during development stage	(1,155,257)	(777,082)
Total deficiency in stockholders' equity	(714,838)	(450,390)

	$12	$29,374

See the accompanying notes to the financial statements

NEWCARDIO, INC
(a development stage company)
STATEMENTS OF OPERATIONS

			From September 7, 2004
	Year ended December 31,		(date of inception) through
	2006	2005	December 31, 2006
Operating expenses:
Selling, general and administrative	$128,769	$209,890	$356,253
Research and development	246,782	390,050	789,352
Total operating expenses	375,551	599,940	1,145,605

Net loss from operations	(375,551)	(599,940)	(1,145,605)

Other income (expense)
Interest, net	(2,624)	(4,799)	(9,652)

Net loss before income taxes	(378,175)	(604,739)	(1,155,257)

Provision for income taxes	-	-	-

Net Loss	$(378,175)	$(604,739)	$(1,155,257)

Net loss-basic and assuming fully diluted	$(0.09)	$(0.16)

Weighted average number of shares	3,983,322	3,736,794

See the accompanying notes to the financial statements

NEWCARDIO, INC
(a development stage company)
STATEMENT OF DEFICENCY IN STOCKHOLDERS' EQUITY
From September 7, 2004 (date of inception) through December 31, 2006

						Deficit
						accumulated
					Additional	during
	Preferred Series A		Common		Paid in	development
	Stock	Amount	Stock	Amount	Capital	stage	Total
Balance, September 7, 2004	-	$-	-	$-	$-	$-	$-
Common stock issued to founders at $0.001 per share in September 2004	-	-	3,176,642	318	2,859	-	3,177
Common stock issued for intellectual property at $0.001 per share in September 2004	-	-	260,152	26	234	-	260
Common stock issued in connection with options exercised at $0.001 per share in November 2004	-	-	300,000	30	270	-	300
Series A preferred stock issued to founders at $0.01 per share in September 2004	4,563,206	456	-	-	45,176	-	45,632

Fair value of options issued in September 2004	-	-	-	-	263	-	263
Net loss	-	-	-	-	-	(172,343)	(172,343)
Balance, December 31, 2004	4,563,206	456	3,736,794	374	48,802	(172,343)	(122,711)
Fair value of options issued in August 2005	-	-	-	-	44,558	-	44,558
Fair value of warrants issued in conjunction with issuance of Series A-2 preferred stock	-	-	-	-	232,502	-	232,502
Net loss	-	-	-	-	-	(604,739)	(604,739)
Balance, December 31, 2005	4,563,206	456	3,736,794	374	325,862	(777,082)	(450,390)
Common stock issued at $0.10 for services rendered in March 2006	-	-	278,375	28	27,810	-	27,838
Fair value of options issued in July 2006	-	-	-	-	60,082	-	60,082
Fair value of warrants issued in conjunction with convertible debenture	-	-	-	-	1,572	-	1,572
Fair value of options issued in September 2006	-	-	-	-	9,729	-	9,729
Common stock issued at $0.10 for services rendered in October 2006	-	-	75,000	7	7,493		7,500
Fair value of options issued in October 2006	-	-	-	-	7,006	-	7,006
Net loss	-	-	-	-	-	(378,175)	(378,175)
Balance, December 31, 2006	4,563,206	$456	4,090,169	$409	$439,554	$(1,155,257)	$(714,838)

See the accompanying notes to the financial statements

NEWCARDIO, INC.
(a development stage company)
STATEMENTS OF CASH FLOWS

			From September 7, 2004
	For the year ended December 31,		(date of inception) through
	2006	2005	December 31, 2006
Cash flows from operating activities:
Net loss for the period	$(378,175)	$(604,739)	$(1,155,257)
Adjustments to reconcile net loss to net cash used in operating activities:
Common stock issued to founders	-	-	3,177
Common stock issued for intellectual property	-	-	260
Common stock issued for services rendered	35,338	-	35,338
Series A-Preferred stock issued to founders	-	-	45,632
Series A-2-Preferred stock issued for services rendered	-	98,248	180,121
Notes payable issued in conjunction with services rendered	10,316	-	10,316
Fair value of options issued for services rendered	76,818	44,558	121,638
Fair value of warrants issued in conjunction with issuance of Series A-2 preferred stock	-	232,502	232,502
Amortization of debt discount attributable to subordinated convertible debt	655	-	655
Increase (decrease) in:
Accounts payable and accrued liabilities	205,686	178,426	426,250
Net cash used in operating activities	(49,362)	(51,005)	(99,367)

Cash flows from investing activities:	-	-	-
Net cash provided by (used in) investing activities	-	-	-

Cash flows from financing activities:
Proceeds from exercise of common stock options	-	-	300
Proceeds from the sale of Series A-2 preferred stock	-	79,079	79,079
Proceeds from convertible debt	20,000	-	20,000
Net cash provided by financing activities	20,000	79,079	99,379

Net increase (decrease) in cash and cash equivalents	(29,362)	28,074	12
Cash and cash equivalents at beginning of period	29,374	1,300	-

Cash and cash equivalents at end of period	$12	$29,374	$12

Supplemental disclosures of cash flow information:
Taxes paid	$-	$-	$-
Interest paid	$-	$-	$-
Common stock issued for services rendered	$35,338	$-	$35,338
Common stock issued for intellectual property	$-	$-	$1,400
Fair value of options issued for services rendered	$76,818	$44,558	$121,638
Fair value of warrants issued in conjunction with issuance of Series A-2 preferred stock	$-	$232,502	$232,502

See the accompanying notes to the financial statements

NEWCARDIO, INC.
(a development stage company)
NOTES TO FINANCAL STATEMENTS
DECEMBER 31, 2006 AND 2005

NOTE A - SIGNIFICANT ACCOUNTING POLICIES

General

A summary of the significant accounting policies applied in the preparation of the accompanying financial statements follows:

On September 7, 2004, NewCardio, Inc. (the "Company") was incorporated under the laws of the State of Delaware. The Company is in the development stage, as defined by Statement of Financial Accounting Standards No. 7 ("SFAS No. 7") and its efforts have been principally devoted to developing cardiac diagnostics equipment in the United States. To date, the Company has not generated sales revenues, has incurred expenses and has sustained losses. Consequently, its operations are subject to all the risks inherent in the establishment of a new business enterprise. For the period from inception through December 31, 2006, the Company has accumulated losses of $1,155,257.

Estimates

The preparation of the financial statement in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect certain reported amounts and disclosures. Accordingly, actual results could differ from those estimates.

Revenue Recognition

The Company recognizes revenue in accordance with SEC Staff Accounting Bulletin No. 101, “Revenue Recognition in Financial Statements” ("SAB 101"). SAB 101 requires that four basic criteria must be met before revenue can be recognized :(1) persuasive evidence of an arrangement exists; (2) delivery has occurred; (3) the selling price is fixed and determinable; and (4) collectibility is reasonably assured. Determination of criteria (3) and (4) are based on management's judgments regarding the fixed nature of the selling prices of the products delivered and the collectibility of those amounts. Provisions for discounts and rebates to customers, estimated returns and allowances, and other adjustments are provided for in the same period the related sales are recorded.

On December 17, 2003, the SEC staff released Staff Accounting Bulletin (SAB) No. 104, Revenue Recognition. The staff updated and revised the existing revenue recognition in Topic 13, Revenue Recognition, to make its interpretive guidance consistent with current accounting guidance, principally EITF Issue No. 00-21, "Revenue Arrangements with Multiple Deliverables." Also, SAB 104 incorporates portions of the Revenue Recognition in Financial Statements - Frequently Asked Questions and Answers document that the SEC staff considered relevant and rescinds the remainder. The company's revenue recognition policies are consistent with this guidance; therefore, this guidance will not have an immediate impact on the company's consolidated financial statements.

Cash Equivalents

For the purpose of the accompanying financial statements, all highly liquid investments with a maturity of three months or less are considered to be cash equivalents.

Income Taxes

The Company has adopted Financial Accounting Standard No. 109 (SFAS 109) which requires the recognition of deferred tax liabilities and assets for the expected future tax consequences of events that have been included in the financial statement or tax returns. Under this method, deferred tax liabilities and assets are determined based on the difference between financial statements and tax basis of assets and liabilities using enacted tax rates in effect for the year in which the differences are expected to reverse. Temporary differences between taxable income reported for financial reporting purposes and income tax purposes are insignificant.

Comprehensive Income

The Company does not have any items of comprehensive income in any of the periods presented.

Net Loss per Share

The Company has adopted Statement of Financial Accounting Standard No. 128, "Earnings Per Share," specifying the computation, presentation and disclosure requirements of earnings per share information. Basic earnings per share has been calculated based upon the weighted average number of common shares outstanding. Stock options and warrants have been excluded as common stock equivalents in the diluted earnings per share because they are either antidilutive, or their effect is not material. Fully diluted shares outstanding were 8,397,928 and 7,341,900 for the years ended December 31, 2006 and 2005, respectively.

NEWCARDIO, INC.
(a development stage company)
NOTES TO FINANCAL STATEMENTS
DECEMBER 31, 2006 AND 2005

NOTE A - SIGNIFICANT ACCOUNTING POLICIES (continued)

Stock based compensation

On December 16, 2004, the Financial Accounting Standards Board (FASB) issued FASB Statement No. 123R (revised 2004), Share-Based Payment" which is a revision of FASB Statement No. 123, "Accounting for Stock-Based Compensation". Statement 123R supersedes APB opinion No. 25, "Accounting for Stock Issued to Employees", and amends FASB Statement No. 95, "Statement of Cash Flows". Generally, the approach in Statement 123R is similar to the approach described in Statement 123. However, Statement 123R requires all share-based payments to employees, including grants of employee stock options, to be recognized in the income statement based on their fair values. Pro-forma disclosure is no longer an alternative. This statement does not change the accounting guidance for share based payment transactions with parties other than employees provided in Statement of Financial Accounting Standards No. 123(R). This statement does not address the accounting for employee share ownership plans, which are subject to AICPA Statement of Position 93-6, “Employers’ Accounting for Employee Stock Ownership Plans.” On April 14, 2005, the SEC amended the effective date of the provisions of this statement. The effect of this amendment by the SEC is that the Company had to comply with Statement 123R and use the Fair Value based method of accounting no later than the first quarter of 2006. The Company implemented SFAS No. 123(R) on January 1, 2006 using the modified prospective method.

As more fully described in Note G below, the Company granted stock options over the years to employees of the Company under a non-qualified employee stock option plan. As of December 31, 2006, 1,802,606 stock options were outstanding and exercisable.

In prior years, the Company applied the intrinsic-value method prescribed in Accounting Principles Board (“APB”) Opinion No. 25, “Accounting for Stock Issued to Employees,” to account for the issuance of stock options to employees and accordingly compensation expense related to employees’ stock options were recognized in the prior year financial statements to the extent options granted under stock incentive plans had an exercise price less than the market value of the underlying common stock on the date of grant.

Had compensation for the Company’s stock options been determined based on the fair value at the grant dates for the awards, the Company’s net loss and loss per share would be as follows:

For the year ended December 31, 2005
Net loss attributable to common stockholders -as reported	$(604,739)
Add. Total stock based employee compensation expense as Reported under intrinsic value method (APB No. 25)	-
Deduct Total stock based employee compensation expense as reported under fair value based method (SFAS No. 123)	-
Net loss -Pro Forma	$(604,739)
Net loss attributable to common stockholders - Pro forma	$(604,739)
Basic (and assuming dilution) loss per share -as reported	$(0.16)
Basic (and assuming dilution) loss per share - Pro forma	$(0.16)

For the year ended December 31, 2006, the Company granted 789,500 stock options to employees with exercise prices of $0.01 per share expiring ten years from date of issuance. The fair value of the options was determined using the Black-Scholes option pricing model with the following assumptions: expected dividend yield: 0%; volatility from 145.49%; risk free interest rate from 4.69%. The fair value of $76,818 was recorded as a current period charge to earnings.

Concentrations of Credit Risk

Financial instruments and related items, which potentially subject the Company to concentrations of credit risk, consist primarily of cash, cash equivalents and trade receivables. The Company places its cash and temporary cash investments with high credit quality institutions. At times, such investments may be in excess of the FDIC insurance limit.

NEWCARDIO, INC.
(a development stage company)
NOTES TO FINANCAL STATEMENTS
DECEMBER 31, 2006 AND 2005

NOTE A - SIGNIFICANT ACCOUNTING POLICIES (continued)

Research and Development

The Company accounts for research and development costs in accordance with the Financial Accounting Standards Board's Statement of Financial Accounting Standards No. 2 ("SFAS 2"), "Accounting for Research and Development Costs. Under SFAS 2, all research and development costs must be charged to expense as incurred. Accordingly, internal research and development costs are expensed as incurred. Third-party research and development costs are expensed when the contracted work has been performed or as milestone results have been achieved. Company-sponsored research and development costs related to both present and future products are expensed in the period incurred. The Company incurred research and development expenses of $246,782, $390,050 and $789,352 for the years ended December 31, 2006, December 31, 2005 and from September 7, 2004 (date of inception) through December 31, 2006, respectively.

Fair Value of Financial Instruments

Statement of Financial Accounting Standards No. 107, "Disclosures About Fair Value of Financial Instruments," requires disclosure of the fair value of certain financial instruments. The carrying value of cash and cash equivalents, accounts payable and short-term borrowings, as reflected in the balance sheets, approximate fair value because of the short-term maturity of these instruments. The carrying amount for the Series A-2 convertible preferred stock approximate fair value.

Liquidity

As shown in the accompanying financial statements, the Company incurred net loss from operations of $ 1,155,257 from its inception on September 7, 2004 through December 31, 2006. The Company's current liabilities exceeded its current assets by $445,322 as of December 31, 2006.

Recent accounting pronouncements

In February 2006, the FASB issued SFAS No. 155. “ Accounting for certain Hybrid Financial Instruments an amendment of FASB Statements No. 133 and 140,” or SFAS No. 155. SFAS No. 155 permits fair value remeasurement for any hybrid financial instrument that contains an embedded derivative that otherwise would require bifurcation, clarifies which interest-only strips and principal-only strips are not subject to the requirements of Statement No. 133, establishes a requirement to evaluate interests in securitized financial assets to identify interests that are freestanding derivatives or that are hybrid financial instruments that contain an embedded derivative requiring bifurcation, clarifies that concentrations of credit risk in the form of subordination are not embedded derivatives, and amends SFAS No. 140 to eliminate the prohibition on a qualifying special purpose entity from holding a derivative financial instrument that pertains to a beneficial interest other than another derivative financial instrument. SFAS 155 is effective for all financial instruments acquired or issued after the beginning of an entity’s first fiscal year that begins after September 15, 2006. We did not have a material impact on our consolidated financial position, results of operations or cash flows.

In March 2006, the FASB issued FASB Statement No. 156, Accounting for Servicing of Financial Assets - an amendment to FASB Statement No. 140. Statement 156 requires that an entity recognize a servicing asset or servicing liability each time it undertakes an obligation to service a financial asset by entering into a service contract under certain situations. The new standard is effective for fiscal years beginning after September 15, 2006. The adoption of SFAS No.156 did not have a material impact on the Company's financial position and results of operations.

In July 2006, the FASB issued Interpretation No. 48 (FIN 48). “Accounting for uncertainty in Income Taxes”. FIN 48 clarifies the accounting for Income Taxes by prescribing the minimum recognition threshold a tax position is required to meet before being recognized in the financial statements. It also provides guidance on derecognition, measurement, classification, interest and penalties, accounting in interim periods, disclosure and transition and clearly scopes income taxes out of SFAS 5, “ Accounting for Contingencies”. FIN 48 is effective for fiscal years beginning after December 15, 2006. We have not yet evaluated the impact of adopting FIN 48 on our consolidated financial position, results of operations and cash flows.

In September 2006 the Financial Account Standards Board (the “FASB”) issued its Statement of Financial Accounting Standards 157, Fair Value Measurements. This Statement defines fair value, establishes a framework for measuring fair value in generally accepted accounting principles (GAAP), and expands disclosures about fair value measurements. This Statement applies under other accounting pronouncements that require or permit fair value measurements, the Board having previously concluded in those accounting pronouncements that fair value is the relevant measurement attribute. Accordingly, this Statement does not require any new fair value measurements. However, for some entities, the application of this Statement will change current practice. FAS 157 effective date is for fiscal years beginning after November 15, 2007. The Company does not expect adoption of this standard will have a material impact on its financial position, operations or cash flows.

NEWCARDIO, INC.
(a development stage company)
NOTES TO FINANCAL STATEMENTS
DECEMBER 31, 2006 AND 2005

NOTE A - SIGNIFICANT ACCOUNTING POLICIES (continued)

In September 2006 the FASB issued its Statement of Financial Accounting Standards 158 “Employers’ Accounting for Defined Benefit Pension and Other Postretirement Plans”. This Statement improves financial reporting by requiring an employer to recognize the overfunded or underfunded status of a defined benefit postretirement plan (other than a multiemployer plan) as an asset or liability in its statement of financial position and to recognize changes in that funded status in the year in which the changes occur through comprehensive income of a business entity or changes in unrestricted net assets of a not-for-profit organization. This Statement also improves financial reporting by requiring an employer to measure the funded status of a plan as of the date of its year-end statement of financial position, with limited exceptions. The effective date for an employer with publicly traded equity securities is as of the end of the fiscal year ending after December 15, 2006. The Company does not expect adoption of this standard will have a material impact on its financial position, operations or cash flows.

In December 2006, the FASB issued FSP EITF 00-19-2, Accounting for Registration Payment Arrangements ("FSP 00-19-2") which addresses accounting for registration payment arrangements. FSP 00-19-2 specifies that the contingent obligation to make future payments or otherwise transfer consideration under a registration payment arrangement, whether issued as a separate agreement or included as a provision of a financial instrument or other agreement, should be separately recognized and measured in accordance with FASB Statement No. 5, Accounting for Contingencies. FSP 00-19-2 further clarifies that a financial instrument subject to a registration payment arrangement should be accounted for in accordance with other applicable generally accepted accounting principles without regard to the contingent obligation to transfer consideration pursuant to the registration payment arrangement. For registration payment arrangements and financial instruments subject to those arrangements that were entered into prior to the issuance of EITF 00-19-2, this guidance shall be effective for financial statements issued for fiscal years beginning after December 15, 2006 and interim periods within those fiscal years. The Company does not expect adoption of this standard will have a material impact on its consolidated financial position, operations or cash flows.

In February 2007, the FASB issued SFAS No. 159, “The Fair Value Option for Financial Assets and Financial Liabilities.” SFAS 159 permits entities to choose to measure many financial instruments, and certain other items, at fair value. SFAS 159 applies to reporting periods beginning after November 15, 2007. The adoption of SFAS 159 is not expected to have a material impact on the Company’s financial condition or results of operations.

NOTE B - ACCOUNTS PAYABLE AND ACCRUED LIABILITIES

Accounts payable and accrued liabilities at December 31, 2006 and 2005 are comprised of costs incurred in product development in addition to costs of operations. For the years ended December 31, 2006 and 2005 included in accounts payable and accrued liabilities were related party obligations of $150,658 and $28,999, respectively.

NOTE C - NOTES PAYABLE-RELATED PARTY

Notes payable related party of comprised of a promissory note totally $10,316, due November 15, 2008 with interest at 4.9% due upon maturity.

NOTE D - SUBORDINATED CONVERTIBLE NOTES PAYABLE

In August 2006, in connection with a private placement, the Company issued 6% subordinated convertible promissory notes in the aggregate of $20,000 and attached to the notes were warrants to purchase 20,000 shares of common stock at a price of $0.50 per share for five years. The principal amount of the notes, along with accrued and unpaid interest, are due in full in August, 2007.

The promissory notes are unsecured and convertible automatically to common stock subject to the completion of a “qualified equity financing” transaction as defined above before maturity (1 year) of the notes.

The warrants do not have registration rights for the underlying shares. Since the contract may be settled by the delivery of unregistered shares and the delivery of the unregistered shares is within the control of the Company, pursuant to EITF 00-19, “Accounting for Derivative Financial Instruments Indexed to, and Potentially Settled in, a Company’s Own Stock”, the net value of the warrants at the date of issuance was recorded as equity.

The Company had recognized the value attributable to the warrants, being $ 1,572, to additional paid-in capital and a discount against the convertible notes payable in accordance with Emerging Issues Task Force Issue 00-27, Application of Issue No. 98-5 to Certain Convertible Instruments (EITF 00-27). The Company valued the warrants in accordance with EITF 00-27 using the Black-Scholes pricing model and the following assumptions: contractual terms of 5 years, an average risk free interest rate of 4.90%, a dividend yield of 0%, and volatility of 145.49%. The debt discount attributed to the warrants is amortized over the convertible notes payable maturity period of one year as interest expense.For the year ended December 31, 2006, the Company amortized and charged to interest $655 of debt discounts attributable to subordinated convertible notes payable

NEWCARDIO, INC.
(a development stage company)
NOTES TO FINANCAL STATEMENTS
DECEMBER 31, 2006 AND 2005

NOTE E- REDEEMABLE SECURITIES

Series A-2 - Convertible Preferred Stock

The Company is authorized to issue 2,592,000 shares of Series A-2 preferred stock with a par value of $0.0001 per share.

In June 2005, the Company sold through private placement 839,790 shares at $0.094 per share, net.

In June 2005, the Company issued 1,752,210 shares as reimbursement for previously incurred expenses and for services rendered. The Company valued the shares at $.10 per share, which approximated the fair value of the reimbursed costs and services rendered and did not differ materially from the fair value of the preferred shares issued during the period.

The Series A-2 preferred stock is convertible into the Company’s common stock at an initial conversion rate of one for one subject to certain anti-dilution provisions in the event the Company issues shares of its common stock or common stock equivalents below the stated conversion price. Changes to the conversion price are charged to operations and included in unrealized gain (loss) relating to adjustment of derivative and to fair value of underlying securities.

The Company is obligated to redeem the Series A-2 Preferred Stock if requested by the holders at any time after the fifth anniversary of the original issue date from any funds legally available for such purpose. The Company shall effect redemptions by paying cash in an amount equal to the greater of (i) the original issue price for the Series A-2 Preferred Stock (as adjusted for any stock dividends, combinations, splits, recapitalizations and the like) plus all declared by unpaid dividends on such shares for each Series A-2 Preferred stock then outstanding or (ii) the fair market value of such shares of Series A-2 Preferred Stock.

Each share of Series A-2 preferred stock shall be automatically converted into common stock at the conversion price at the time in effect for such share immediately upon the earlier of (i) the Company’s sale of common stock in a firm commitment underwritten public offering pursuant to a registration statement under Securities Act of 1933 which results in an aggregate cash proceeds to the Company of not less than $20,000,000 or (ii) the date specified by written consent or agreement of the holders of a majority of the then outstanding shares of the Series A-2 preferred stock.

The holders of record of the Series A-2 Preferred shall be entitled to receive non cumulative dividends at the rate of eight percent per annum (8%) on the original issue price when, if and as declared by the Board of Directors, if ever and only shall be entitled to receive payments out of funds that are legally available in preference to holders of any other stock of the Company. These dividends are not recorded until declared by the Company.

Upon any liquidation, dissolution or winding up of the Corporation, whether voluntary or involuntary, and in preference to any distribution of any assets of the Company to holders of any junior stock and before any distribution or payment is made with respect to any Common Stock, holders of each share of the Series A-2 Preferred shall be entitled to be paid an amount equal to $0.10 per share subject to adjustment for stock splits, stock dividends, reorganizations, reclassification or other similar events. Upon completion of a liquidation required by any series of Preferred Stock that from time to time come into existence, if assets remain in the Company, such assets shall be distributed ratably to the holders of the Common Stock and holders of the Preferred Stock on an as-converted basis.

Attached to the Series A-2 preferred shares, the Company issued warrants to purchase shares of the Company’s common stock at $0.10 per share for the next five years. The warrants were valued using the Black Scholes option pricing method with the following assumptions: dividend yield $0; volatility 141.5%; risk free interest rate: 3.84%. The fair value of the warrants of $232,502 was charged to operations in the year ended December 31, 2005.

Since the redemption is not certain to occur, the Series A-2 Convertible Preferred stock is not required to be classified as a liability , but rather is classified in the mezzanine section of the balance sheet and is stated at redemption value which approximates fair value.

NOTE F - STOCKHOLDERS EQUITY

Series A - Convertible Preferred Stock

The Company is authorized to issue 4,563,206 shares of Series A preferred stock with a par value of $0.0001 per share.

The Series A preferred stock is convertible into the Company’s common stock at an initial conversion rate of one for one subject to certain anti-dilution provisions in the event the Company issues shares of its common stock or common stock equivalents below the stated conversion price. Changes to the conversion price are charged to operations and included in unrealized gain (loss) relating to adjustment of derivative and to fair value of underlying securities.

NEWCARDIO, INC.
(a development stage company)
NOTES TO FINANCAL STATEMENTS
DECEMBER 31, 2006 AND 2005

NOTE F - STOCKHOLDERS EQUITY (continued)

Series A - Convertible Preferred Stock (continued)

Each share of Series A preferred stock shall be automatically converted into common stock at the conversion price at the time in effect for such share immediately upon the earlier of (i) the Company’s sale of common stock in a firm commitment underwritten public offering pursuant to a registration statement under Securities Act of 1933 which results in an aggregate cash proceeds to the Company of not less than $20,000,000 or (ii) the date specified by written consent or agreement of the holders of a majority of the then outstanding shares of the Series A preferred stock.

The holders of record of the Series A Preferred shall be entitled to receive non cumulative dividends at the rate of eight percent per annum (8%) on the original issue price when, if and as declared by the Board of Directors, if ever and only shall be entitled to receive payments out of funds that are legally available after payment of such dividends to holders of Series A-2 preferred stock (see below). These dividends are not recorded until declared by the Company.

Upon any liquidation, dissolution or winding up of the Corporation, whether voluntary or involuntary, and after payment of any senior liquidation preferences of any series of Preferred Stock and before any distribution or payment is made with respect to any Common Stock, holders of each share of the Series A Preferred shall be entitled to be paid an amount equal to $0.01 per share subject to adjustment for stock splits, stock dividends, reorganizations, reclassification or other similar events. Upon completion of a liquidation required by any series of Preferred Stock that from time to time come into existence, if assets remain in the Company, such assets shall be distributed ratably to the holders of the Common Stock and holders of the Preferred Stock on an as-converted basis.

In September 2004, the Company issued 4,563,206 shares of Series A preferred stock for incurred costs and services rendered at $0.01 per share.

Common Stock

The Company is authorized to issue 30,000,000 shares of common stock with a par value of $0.0001 per share.

In September 2004, the Company issued 3,436,794 shares of its common stock to founders in exchange for services and intellectual property at $0.001 per share.

In November 2004, the Company issued 300,000 shares of its common stock in exchange for options exercised at $0.001 per share.

In March 2006, the Company issued 278,375 shares of its common stock for services rendered at $0.10 per share

In October 2006, the Company issued 75,000 shares of its common stock for services rendered at $0.10 per share

NOTE G -STOCK OPTIONS AND WARRANTS

Warrants

The following table summarizes the changes in warrants outstanding and related prices for the shares of the Company’s common stock issued to shareholders at December 31, 2006:

		Warrants Outstanding			Warrants Exercisable
		Weighted Average	Weighted		Weighted
	Number	Remaining Contractual	Average	Number	Average
Exercise Price	Outstanding	Life (years)	Exercise price	Exercisable	Exercise Price
$0.10	2,592,000	3.47	$0.10	2,592,000	$0.10
0.50	20,000	4.59	0.50	20,000	0.50

NEWCARDIO, INC.
(a development stage company)
NOTES TO FINANCAL STATEMENTS
DECEMBER 31, 2006 AND 2005

NOTE G -STOCK OPTIONS AND WARRANTS (continued)

Warrants (continued)

Transactions involving the Company’s warrant issuance are summarized as follows:

	Number of Shares	Weighted Average Price Per Share
Outstanding at December 31, 2004	-	$-
Granted	2,592,000	0.10
Exercised	-	-
Canceled or expired	-	-
Outstanding at December 31, 2005	2,592,000	0.10
Granted	20,000	0.50
Exercised	-	-
Canceled or expired	-	-
Outstanding at December 31, 2006	2,612,000	$0.11

Warrants granted during the period ended December 31, 2005 totaling 2,592,000 were issued in connection with the issuance of Series A-2 preferred stock. The warrants are exercisable until five years after the date of issuance at a purchase price of $0.10 per share. The warrants were valued using the Black Scholes option pricing method with the following assumptions: dividend yield $0; volatility 141.5%; risk free interest rate: 3.84%. The fair value of the warrants of $232,502 was charged to operations in the year ended December 31, 2005.

For the year ended December 31, 2006, warrants totally 20,000 were issued in connection with debt financing. The warrants are exercisable until five years after date of issuance with a purchase price of $0.50 per share. The warrants were valued using the Black Scholes option pricing method with the following assumptions: dividend yield $-0-, volatility of 145.49% and risk free rate of 4.90%. The Company recorded a debt discount related to the debt financing of $1,572 in the year ended December 31, 2006.

Employee Stock Options

The following table summarizes the changes in options outstanding and the related prices for the shares of the Company's common stock issued to employees of the Company under a non-qualified employee stock option plan at December 31, 2006:

	Options Outstanding			Options Exercisable
		Weighted Average	Weighted		Weighted
		Remaining	Average		Average
Exercise	Number	Contractual Life	Exercise	Number	Exercise
Prices	Outstanding	(Years)	Price	Exercisable	Price
$0.001	525,606	7.74	$0.001	375,873	$0.001
0.01	1,277,000	9.56	0.01	287,509	0.01

Transactions involving stock options issued to employees are summarized as follows:

		Weighted Average
	Number of Shares	Price Per Share
Outstanding at December 31, 2004:	525,606	$0.001
Granted	487,500	0.01
Exercised	-	-
Canceled or expired	-	-
Outstanding at December 31, 2005:	1,013,106	0.005
Granted	789,500	0.01
Exercised		-
Canceled or expired	-	-
Outstanding at December 31, 2006:	1,802,606	$0.007

During the year ended December 31, 2006, the Company granted 789,500 employee stock options with an exercise price of $0.01 expiring ten years from issuance. The fair value (determined based on the underlying security) of $76,818 was charged to current period earnings.

NEWCARDIO, INC.
(a development stage company)
NOTES TO FINANCAL STATEMENTS
DECEMBER 31, 2006 AND 2005

NOTE H -COMMITMENTS AND CONTINGENCIES

Consulting Agreements

The Company has a consulting agreement with an outside contractor, who also is a Company stockholder, whereby upon completion of certain criteria relating to providing financing arraignments and other services, the Company will compensate up to thirty percent of the Company’s equity as defined on a fully diluted basis.

The Company has consulting agreements with outside contractors, certain of whom are also Company stockholders. The Agreements are generally for a term of 12 months from inception and renewable automatically from year to year unless either the Company or Consultant terminates such engagement by written notice.

Operating Lease Commitments

The Company is provided month to month office space on a pro bono basis by the President and CEO.

Litigation
The Company is subject to other legal proceedings and claims, which arise in the ordinary course of its business. Although occasional adverse decisions or settlements may occur, the Company believes that the final disposition of such matters should not have a material adverse effect on its financial position, results of operations or liquidity. There was no outstanding litigation as of December 31, 2006.

NOTE I- LOSS PER SHARE

The following table presents the computation of basic and diluted loss per share:

	For the year ended December 31,
	2006	2005
Net (loss) available to common stockholders	$(378,175)	$(604,739)
Basic and diluted (loss) per share	(0.09)	(0.16)
Weighted average common shares outstanding	3,983,322	3,736,794

As of December 31, 2006 and 2005, 4,414,606 and 3,605,106 potential shares were excluded from the shares used to calculate loss per share as their inclusion would reduce net loss per share.

NOTE J- GOING CONCERN MATTERS

The accompanying statements have been prepared on a going concern basis, which contemplates the realization of assets and the satisfaction of liabilities in the normal course of business. As shown in the accompanying financial statements, as of December 31, 2006, the Company incurred accumulated losses of $1,155,257. The Company’s current liabilities exceeded its current assets by $445,322 as of December 31, 2006. These factors among others may indicate that the Company will be unable to continue as a going concern for a reasonable period of time.

The Company is actively pursuing additional equity financing through discussions with investment bankers and private investors. There can be no assurance the Company will be successful in its effort to secure additional equity financing.

If operations and cash flows continue to improve through these efforts, management believes that the Company can continue to operate. However, no assurance can be given that management's actions will result in profitable operations or the resolution of its liquidity problems.

NOTE K - SUBSEQUENT EVENTS

The Company issued 75,000 shares of its common stock for services rendered at $0.10 per share.

NEWCARDIO, INC
(a development stage company)
CONDENSED BALANCE SHEETS

	(Unaudited)
	September 30,	December 31,
	2007	2006
ASSETS
Current assets:
Cash	$200,953	$12

Property, plant and equipment, net of accumulated depreciation of $19 and $0 as of September 30, 2007 and December 31,2006, respectively	4,103	-

Other assets:
Deposit	25,000	-

	$230,056	$12

LIABILITIES AND DEFICIENCY IN STOCKHOLDERS' EQUITY
Current liabilities:
Accounts payable and accrued expenses	$379,994	$426,251
Subordinated notes payable, net of unamortized debt discount of $3,983 and $917 as of September 30,2007 and December 31,2006, respectively	417,474	19,083
Total current liabilities	797,468	445,334

Long term debt:
Note payable, related party	10,316	10,316

Commitments and contingencies

Series A-2 preferred stock, $0.0001 par value, 2,592,000 shares authorized, issued and outstanding as of September 30, 2007 and December 31, 2006	259,200	259,200

Deficiency in stockholders' equity
Series A preferred stock, $0.0001 par value, 4,563,206 shares authorized, issued and outstanding as of September 30, 2007 and December 31, 2006	456	456
Common stock, $0.0001 par value, 30,000,000 shares authorized; 10,207,300 and 4,090,169 shares issued and outstanding as of September 30, 2007 and December 31, 2006, respectively	1,021	409
Additional paid in capital	1,119,582	439,554
Deferred equity based compensation	-	-
Deficit accumulated during development stage	(1,957,987)	(1,155,257)
Total deficiency in stockholders' equity	(836,928)	(714,838)

	$230,056	$12

See accompanying notes to the unaudited condensed financial statements

NEWCARDIO, INC
(a development stage company)
CONDENSED STATEMENTS OF OPERATIONS

					From September 7, 2004
	Three months ended September 30,		Nine months ended September 30,		(date of inception) through
	2007	2006	2007	2006	September 30, 2007
Operating expenses:
Selling, general and administrative	$226,579	$205,082	$743,127	$324,731	$1,099,380
Depreciation	19		19	-	19
Research and development	52,184	-	52,184	-	841,536
Total operating expenses	278,782	205,082	795,330	324,731	1,940,935

Net loss from operations	(278,782)	(205,082)	(795,330)	(324,731)	(1,940,935)

Other income (expense)
Interest, net	(4,204)	(262)	(7,400)	(2,170)	(17,052)

Net loss before income taxes	(282,986)	(205,345)	(802,730)	(326,902)	(1,957,987)

PROVISION FOR INCOME TAXES	-	-	-	-	-

NET LOSS	$(282,986)	$(205,345)	$(802,730)	$(326,902)	$(1,957,987)

Net loss-basic and assuming fully diluted	$(0.03)	$(0.05)	$(0.13)	$(0.08)

Weighted average number of shares	8,966,099	4,015,169	6,163,063	3,955,007

See accompanying notes to the unaudited condensed financial statements

NEWCARDIO, INC
(a development stage company)
CONDENSED STATEMENT OF DEFICIENCY IN STOCKHOLDERS' EQUITY
From September 7, 2004 (date of inception) through September 30, 2007
(Unaudited)

							Deficit
	Preferred Series A		Common		Additional	Common stock	accumulated during
	Stock	Amount	Stock	Amount	Paid in Capital	Subscriptions	development stage	Total
Balance, September 7, 2004	-	$-	-	$-	$-	$-	$-	$-
Common stock issued to founders at $0.001 per share in September 2004	-	-	3,176,642	318	2,859	-	-	3,177
Common stock issued for intellectual property at $0.001 per share in September 2004	-	-	260,152	26	234	-	-	260
Common stock issued in connection with options exercised at $0.001 per share in November 2004	-	-	300,000	30	270	-	-	300
Series A preferred stock issued to founders at $0.01 per share in September 2004	4,563,206	456	-	-	45,176	-	-	45,632
-
Fair value of options issued in September 2004	-	-	-	-	263	-	-	263
Net loss	-	-	-	-	-	-	(172,343)	(172,343)
Balance, December 31, 2004	4,563,206	456	3,736,794	374	48,802	-	(172,343)	(122,711)
Fair value of options issued in August 2005	-	-	-	-	44,558	-	-	44,558
Fair value of warrants issued in conjunction with issuance of Series A-2 preferred stock	-	-	-	-	232,502	-	-	232,502
Net loss	-	-	-	-	-	-	(604,739)	(604,739)
Balance, December 31, 2005	4,563,206	$456	3,736,794	$374	$325,862	$-	$(777,082)	$(450,390)

See accompanying notes to the unaudited condensed financial statements

NEWCARDIO, INC
(a development stage company)
CONDENSED STATEMENT OF DEFICIENCY IN STOCKHOLDERS' EQUITY
From September 7, 2004 (date of inception) through September 30, 2007
(Unaudited)

							Deficit
	Preferred Series A		Common		Additional	Common stock	accumulated during
	Stock	Amount	Stock	Amount	Paid in Capital	Subscriptions	development stage	Total
Common stock issued at $0.10 per share for services rendered in March 2006	-	$-	278,375	$28	$27,810	$-	$-	$27,838
Fair value of options issued in July 2006	-	-	-	-	60,082	-	-	60,082
Fair value of warrants issued in conjunction with convertible debenture	-	-	-	-	1,572	-	-	1,572
Fair value of options issued in September 2006	-	-	-	-	9,729	-	-	9,729
Common stock issued at $0.10 per share for services rendered in October 2006	-	-	75,000	7	7,493	-		7,500
Fair value of options issued in October 2006	-	-	-	-	7,006	-	-	7,006
Net loss	-	-	-	-	-	-	(378,175)	(378,175)
Balance, December 31, 2006	4,563,206	456	4,090,169	409	439,554	-	(1,155,257)	(714,838)
Fair value of warrants issued in conjunction with convertible debenture	-	-	-	-	4,141	-	-	4,141
Fair value of options for services rendered	-	-	-	-	106,658	-	-	106,658
Common stock subscription received in June 2007	-	-	-	-	-	84,000	-	84,000
Common stock issued in June 2007 at $0.02 per share for services rendered issued at fair value of $0.10 per share	-	-	4,200,000	420	419,580	(84,000)	-	336,000
Common stock issued in connection with options exercised at $0.001 per share in June 2007	-	-	137,500	14	124	-	-	138
Common stock issued in connection with options exercised at $0.001 per share in July 2007	-	-	100,000	10	90	-	-	100
Common stock issued in connection with options exercised at $0.01 per share in July 2007	-	-	204,000	20	2,020	-	-	2,040
Common stock subscription received in September 2007	-	-	-	-	-	29,513	-	29,513
Common stock issued in September 2007 at $0.02 per share for services rendered issued at fair value of $0.10 per share	-	-	1,475,631	148	147,415	(29,513)	-	118,050
Net loss	-	-	-	-	-	-	(802,730)	(802,730)
	4,563,206	$456	10,207,300	$1,021	$1,119,582	$-	$(1,957,987)	$(836,928)

See accompanying notes to the unaudited condensed financial statements

NEWCARDIO, INC.
(a development stage company)
CONDENSED STATEMENTS OF CASH FLOWS
(Unaudited)

			From September 7, 2004
	For the nine months ended September 30,		(date of inception) through
	2007	2006	September 30, 2007
Cash flows from operating activities:
Net loss for the period	$(802,730)	$(326,902)	(1,957,987)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation	19		19
Common stock issued to founders	-	-	3,177
Common stock issued for intellectual property	-	-	260
Common stock issued for services rendered	454,050	27,838	489,388
Series A-Preferred stock issued to founders	-	-	45,632
Series A-2-Preferred stock issued for services rendered	-	-	180,121
Notes payable issued in conjunction with services rendered	-	-	10,316
Fair value of options issued for services rendered	106,658	69,813	228,296
Fair value of warrants issued in conjunction with issuance of Series A-2 preferred stock	-	-	232,502
Amortization of debt discount attributable to subordinated convertible debt	1,075	262	1,730
Increase (decrease) in:
Deposits	(25,000)	-	(25,000)
Accounts payable and accrued liabilities	(42,022)	179,717	384,228
Net cash used in operating activities	(307,950)	(49,272)	(407,317)

Cash flows from investing activities:
Purchase of property plant and equipment	(4,122)	-	(4,122)
Net cash provided by (used in) investing activities	(4,122)	-	(4,122)

Cash flows from financing activities:
Proceeds from exercise of common stock options	-	-	300
Proceeds from the sale of Series A-2 preferred stock	-	-	79,079
Proceeds from sale of common stock	113,513		113,513
Proceeds from convertible debt	399,500	20,000	419,500
Net cash provided by financing activities	513,013	20,000	612,392

Net increase (decrease) in cash and cash equivalents	200,941	(29,272)	200,953
Cash and cash equivalents at beginning of period	12	29,374	-

Cash and cash equivalents at end of period	$200,953	$102	$200,953

Supplemental disclosures of cash flow information:
Taxes paid	$-	$-	$-
Interest paid	$-	$-	$-
Common stock issued for services rendered	$454,050	$27,838	$489,388
Common stock issued for intellectual property	$-	$-	$1,400
Fair value of options issued for services rendered	$106,658	$69,813	$228,296
Fair value of warrants issued in conjunction with issuance of Series A-2 preferred stock	$-	$-	$232,502

See accompanying notes to the unaudited condensed financial statements

NEWCARDIO, INC.
(a development stage company)
NOTES TO UNAUDITED CONDENSED FINANCIAL STATEMENTS
SEPTEMBER 30, 2007

NOTE A - SIGNIFICANT ACCOUNTING POLICIES

General

The accompanying unaudited condensed financial statements of NewCardio, Inc., (“The Company”), have been prepared in accordance with accounting principles generally accepted in the United States of America for interim financial information and with the instructions to Form 10-QSB. Accordingly, they do not include all of the information and footnotes required by generally accepted accounting principles for complete financial statements.

In the opinion of management, all adjustments (consisting of normal recurring accruals) considered necessary for a fair presentation have been included. Accordingly, the results from operations for the three and nine months period ended September 30, 2007, are not necessarily indicative of the results that may be expected for the year ended December 31, 2007. The unaudited condensed financial statements should be read in conjunction with the December 31, 2006 financial statements and footnotes.

Basis and business presentation

On September 7, 2004, NewCardio, Inc. (the "Company") was incorporated under the laws of the State of Delaware. The Company is in the development stage, as defined by Statement of Financial Accounting Standards No. 7 ("SFAS No. 7") and its efforts have been principally devoted to developing cardiac diagnostics equipment in the United States. To date, the Company has not generated sales revenues, has incurred expenses and has sustained losses. Consequently, its operations are subject to all the risks inherent in the establishment of a new business enterprise. For the period from inception through September 30, 2007, the Company has accumulated losses of $1,957,987.

Estimates

The preparation of the financial statement in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect certain reported amounts and disclosures. Accordingly, actual results could differ from those estimates.

Revenue Recognition

The Company recognizes revenue in accordance with SEC Staff Accounting Bulletin No. 101, “Revenue Recognition in Financial Statements” ("SAB 101"). SAB 101 requires that four basic criteria must be met before revenue can be recognized :(1) persuasive evidence of an arrangement exists; (2) delivery has occurred; (3) the selling price is fixed and determinable; and (4) collectibility is reasonably assured. Determination of criteria (3) and (4) are based on management's judgments regarding the fixed nature of the selling prices of the products delivered and the collectibility of those amounts. Provisions for discounts and rebates to customers, estimated returns and allowances, and other adjustments are provided for in the same period the related sales are recorded.

On December 17, 2003, the SEC staff released Staff Accounting Bulletin (SAB) No. 104, Revenue Recognition. The staff updated and revised the existing revenue recognition in Topic 13, Revenue Recognition, to make its interpretive guidance consistent with current accounting guidance, principally EITF Issue No. 00-21, "Revenue Arrangements with Multiple Deliverables." Also, SAB 104 incorporates portions of the Revenue Recognition in Financial Statements - Frequently Asked Questions and Answers document that the SEC staff considered relevant and rescinds the remainder. The company's revenue recognition policies are consistent with this guidance; therefore, this guidance will not have an immediate impact on the company's consolidated financial statements.

Cash Equivalents

For the purpose of the accompanying financial statements, all highly liquid investments with a maturity of three months or less are considered to be cash equivalents.

Income Taxes

The Company has adopted Financial Accounting Standard No. 109 (SFAS 109) which requires the recognition of deferred tax liabilities and assets for the expected future tax consequences of events that have been included in the financial statement or tax returns. Under this method, deferred tax liabilities and assets are determined based on the difference between financial statements and tax basis of assets and liabilities using enacted tax rates in effect for the year in which the differences are expected to reverse. Temporary differences between taxable income reported for financial reporting purposes and income tax purposes are insignificant.

Comprehensive Income

The Company does not have any items of comprehensive income in any of the periods presented.

NEWCARDIO, INC.
(a development stage company)
NOTES TO UNAUDITED CONDENSED FINANCIAL STATEMENTS
SEPTEMBER 30, 2007

NOTE A - SIGNIFICANT ACCOUNTING POLICIES (continued)

Net Loss per Share

The Company has adopted Statement of Financial Accounting Standard No. 128, "Earnings Per Share," specifying the computation, presentation and disclosure requirements of earnings per share information. Basic earnings per share has been calculated based upon the weighted average number of common shares outstanding. Stock options and warrants have been excluded as common stock equivalents in the diluted earnings per share because they are either antidilutive, or their effect is not material. Fully diluted shares outstanding were 11,261,169 and 8,399,507 for the nine months ended September 30, 2007 and 2006, respectively.

Stock based compensation

On December 16, 2004, the Financial Accounting Standards Board (FASB) issued FASB Statement No. 123R (revised 2004), Share-Based Payment" which is a revision of FASB Statement No. 123, "Accounting for Stock-Based Compensation". Statement 123R supersedes APB opinion No. 25, "Accounting for Stock Issued to Employees", and amends FASB Statement No. 95, "Statement of Cash Flows". Generally, the approach in Statement 123R is similar to the approach described in Statement 123. However, Statement 123R requires all share-based payments to employees, including grants of employee stock options, to be recognized in the income statement based on their fair values. Pro-forma disclosure is no longer an alternative. This statement does not change the accounting guidance for share based payment transactions with parties other than employees provided in Statement of Financial Accounting Standards No. 123(R). This statement does not address the accounting for employee share ownership plans, which are subject to AICPA Statement of Position 93-6, “Employers’ Accounting for Employee Stock Ownership Plans.” On April 14, 2005, the SEC amended the effective date of the provisions of this statement. The effect of this amendment by the SEC is that the Company had to comply with Statement 123R and use the Fair Value based method of accounting no later than the first quarter of 2006. The Company implemented SFAS No. 123(R) on January 1, 2006 using the modified prospective method.

As more fully described in Note F below, the Company granted stock options over the years to employees of the Company under a non-qualified employee stock option plan.

As more fully described in Note F below, the Company granted 1,136,894 stock options in the nine months ended September 30 ,2007 to employees of the Company under a non-qualified employee stock option plan.

As of September 30, 2007, 2,433,606 employee stock options were outstanding with 1,081,455 exercisable.

Concentrations of Credit Risk

Financial instruments and related items, which potentially subject the Company to concentrations of credit risk, consist primarily of cash, cash equivalents and trade receivables. The Company places its cash and temporary cash investments with high credit quality institutions. At times, such investments may be in excess of the FDIC insurance limit.

Research and Development

The Company accounts for research and development costs in accordance with the Financial Accounting Standards Board's Statement of Financial Accounting Standards No. 2 ("SFAS 2"), "Accounting for Research and Development Costs. Under SFAS 2, all research and development costs must be charged to expense as incurred. Accordingly, internal research and development costs are expensed as incurred. Third-party research and development costs are expensed when the contracted work has been performed or as milestone results have been achieved. Company-sponsored research and development costs related to both present and future products are expensed in the period incurred. The Company incurred research and development expenses of $52,184 for the three and nine months ended September 30, 2007; $-0- and $-0- for the three and nine months ended September 30, 2006 and $841,536 from September 7, 2004 (date of inception) through September 30, 2007, respectively.

Fair Value of Financial Instruments

Statement of Financial Accounting Standards No. 107, "Disclosures About Fair Value of Financial Instruments," requires disclosure of the fair value of certain financial instruments. The carrying value of cash and cash equivalents, accounts payable and short-term borrowings, as reflected in the balance sheets, approximate fair value because of the short-term maturity of these instruments. The carrying amount for the Series A-2 convertible preferred stock approximate fair value.

NEWCARDIO, INC.
(a development stage company)
NOTES TO UNAUDITED CONDENSED FINANCIAL STATEMENTS
SEPTEMBER 30, 2007

NOTE A - SIGNIFICANT ACCOUNTING POLICIES (continued)

Liquidity

As shown in the accompanying unaudited condensed financial statements, the Company incurred net loss from operations of $ 1,957,987 from its inception on September 7, 2004 through September 30, 2007. The Company's current liabilities exceeded its current assets by $596,515 as of September 30, 2007.

Recent accounting pronouncements

In December 2006, the FASB issued FSP EITF 00-19-2, Accounting for Registration Payment Arrangements ("FSP 00-19-2") which addresses accounting for registration payment arrangements. FSP 00-19-2 specifies that the contingent obligation to make future payments or otherwise transfer consideration under a registration payment arrangement, whether issued as a separate agreement or included as a provision of a financial instrument or other agreement, should be separately recognized and measured in accordance with FASB Statement No. 5, Accounting for Contingencies. FSP 00-19-2 further clarifies that a financial instrument subject to a registration payment arrangement should be accounted for in accordance with other applicable generally accepted accounting principles without regard to the contingent obligation to transfer consideration pursuant to the registration payment arrangement. For registration payment arrangements and financial instruments subject to those arrangements that were entered into prior to the issuance of EITF 00-19-2, this guidance shall be effective for financial statements issued for fiscal years beginning after December 15, 2006 and interim periods within those fiscal years. The Company does not expect adoption of this standard will have a material impact on its consolidated financial position, operations or cash flows.

In February 2007, the FASB issued SFAS No. 159, “The Fair Value Option for Financial Assets and Financial Liabilities.” SFAS 159 permits entities to choose to measure many financial instruments, and certain other items, at fair value. SFAS 159 applies to reporting periods beginning after November 15, 2007. The adoption of SFAS 159 is not expected to have a material impact on the Company’s financial condition or results of operations.

NOTE B - NOTES PAYABLE-RELATED PARTY

Notes payable related party of comprised of a promissory note totally $10,316, due November 15, 2008 with interest at 4.9% due upon maturity.

NOTE C - SUBORDINATED CONVERTIBLE NOTES PAYABLE

Subordinated convertible notes payable are comprised of the following:

	September 30, 2007	December 31, 2006
6% subordinated convertible promissory note, due August 2007; net of unamortized discount of $-0- and $917, respectively	$20,000	$19,083
6% subordinated convertible promissory notes, due February 2008, net of unamortized discount of $28	2,472	-
5% convertible promissory notes, due June 2008, unsecured; net of unamortized discount of $3,955	395,001	-
Total	$417,474	$19,083

6% Subordinated convertible notes

In August 2006, in connection with a private placement, the Company issued 6% subordinated convertible promissory notes in the aggregate of $20,000 and attached to the notes were warrants to purchase 20,000 shares of common stock at a price of $0.50 per share for five years. The principal amounts of the notes, along with accrued and unpaid interest, are due in full in August, 2007.

The promissory notes are unsecured and convertible automatically to common stock subject to the completion of a “qualified equity financing” transaction as defined as $2,000,000 in equity financing before maturity (1 year) of the notes.

The warrants do not have registration rights for the underlying shares. Since the contract may be settled by the delivery of unregistered shares and the delivery of the unregistered shares is within the control of the Company, pursuant to EITF 00-19, “Accounting for Derivative Financial Instruments Indexed to, and Potentially Settled in, a Company’s Own Stock”, the net value of the warrants at the date of issuance was recorded as equity.

NEWCARDIO, INC.
(a development stage company)
NOTES TO UNAUDITED CONDENSED FINANCIAL STATEMENTS
SEPTEMBER 30, 2007

NOTE C - SUBORDINATED CONVERTIBLE NOTES PAYABLE (continued)

The Company had recognized the value attributable to the warrants, being $ 1,572, to additional paid-in capital and a discount against the convertible notes payable in accordance with Emerging Issues Task Force Issue 00-27, Application of Issue No. 98-5 to Certain Convertible Instruments (EITF 00-27). The Company valued the warrants in accordance with EITF 00-27 using the Black-Scholes pricing model and the following assumptions: contractual terms of 5 years, an average risk free interest rate of 4.90%, a dividend yield of 0%, and volatility of 145.49%. The debt discount attributed to the warrants is amortized over the convertible notes payable maturity period of one year as interest expense. For the three and nine months ended September 30, 2007, the Company amortized and charged to interest $131 and $917 and of debt discounts attributable to subordinated convertible notes payable, respectively

In February 2007, in connection with a private placement, the Company issued 6% subordinated convertible promissory notes in the aggregate of $2,500 and attached to the notes were warrants to purchase 2,500 shares of common stock at a price of $0.50 per share for five years. The principal amounts of the notes, along with accrued and unpaid interest, are due in full in February, 2008.

The promissory notes are unsecured and convertible automatically to common stock subject to the completion of a “qualified equity financing” transaction as defined as $2,000,000 in equity financing before maturity (1 year) of the notes.

The warrants do not have registration rights for the underlying shares. Since the contract may be settled by the delivery of unregistered shares and the delivery of the unregistered shares is within the control of the Company, pursuant to EITF 00-19, “Accounting for Derivative Financial Instruments Indexed to, and Potentially Settled in, a Company’s Own Stock”, the net value of the warrants at the date of issuance was recorded as equity.

The Company had recognized the value attributable to the warrants, being $86, to additional paid-in capital and a discount against the convertible notes payable in accordance with Emerging Issues Task Force Issue 00-27, Application of Issue No. 98-5 to Certain Convertible Instruments (EITF 00-27). The Company valued the warrants in accordance with EITF 00-27 using the Black-Scholes pricing model and the following assumptions: contractual terms of 5 years, an average risk free interest rate of 4.81%, a dividend yield of 0%, and volatility of 77.81%. The debt discount attributed to the warrants is amortized over the convertible notes payable maturity period of one year as interest expense. For the three and nine months ended September 30, 2007, the Company amortized and charged to interest $22 and $58 and of debt discounts attributable to subordinated convertible notes payable, respectively.

8% subordinated convertible notes

In April 2007, in connection with a private placement, the Company issued 8% a subordinated convertible promissory note in the aggregate of $50,000 .The principal amounts of the notes, along with accrued and unpaid interest, are due in full one year from issuance.

In the event the Company consummates, prior to maturity, a convertible note and warrant debt financing amounting to at least $250,000 in convertible note principal to the Company, all principal and interest then outstanding under the note shall be converted into the form of convertible promissory note issued and holder of the note shall be afforded the same terms and conditions offered to all investors.

In May 2007, in connection with a private placement, the Company issued 8% a subordinated convertible promissory note in the aggregate of $12,000. The principal amounts of the notes, along with accrued and unpaid interest, are due in full one year from issuance.

In the event the Company consummates, prior to maturity, a convertible note and warrant debt financing amounting to at least $250,000 in convertible note principal to the Company, all principal and interest then outstanding under the note shall be converted into the form of convertible promissory note issued and holder of the note shall be afforded the same terms and conditions offered to all investors

In September, 2007, the April and May 2007 8% subordinated convertible promissory notes along with accrued interest of $1,957 were converted to the same terms and conditions as the 5% subordinated convertible notes described below.

NEWCARDIO, INC.
(a development stage company)
NOTES TO UNAUDITED CONDENSED FINANCIAL STATEMENTS
SEPTEMBER 30, 2007

NOTE C - SUBORDINATED CONVERTIBLE NOTES PAYABLE (continued)

5% subordinated convertible notes

In June 2007, in connection with a private placement, the Company issued 5% a subordinated convertible promissory note in the aggregate of $250,000. The unpaid principal amounts of the notes times a premium factor of 1.10, along with accrued and unpaid interest, are due in full in June 2008.

In July 2007, in connection with a private placement, the Company issued 5% a subordinated convertible promissory note in the aggregate of $25,000. The unpaid principal amounts of the notes times a premium factor of 1.10, along with accrued and unpaid interest, are due in full in July 2008.

In September 2007, the 8% subordinated convertible notes as described above of $62,000 along with accrued interest of $1,957 were converted to the 5% a subordinated convertible promissory notes. The any unpaid principal amounts of the notes times a premium factor of 1.10, along with accrued and unpaid interest, are due in full in September 2008.

In September 2007, in connection with a private placement, the Company issued 5% a subordinated convertible promissory note in the aggregate of $60,000 and in conjunction with the convertible promissory note, options to purchase 50,000 of the Company’s common stock at a price of $0.02 per share expiring November 30, 2007. The any unpaid principal amounts of the notes times a premium factor of 1.10, along with accrued and unpaid interest, are due in full in September 2008.

The options do not have registration rights for the underlying shares. Since the contract may be settled by the delivery of unregistered shares and the delivery of the unregistered shares is within the control of the Company, pursuant to EITF 00-19, “Accounting for Derivative Financial Instruments Indexed to, and Potentially Settled in, a Company’s Own Stock”, the net value of the warrants at the date of issuance was recorded as equity.

The Company had recognized the value attributable to the options, being $4,055, to additional paid-in capital and a discount against the convertible notes payable in accordance with Emerging Issues Task Force Issue 00-27, Application of Issue No. 98-5 to Certain Convertible Instruments (EITF 00-27). The Company valued the warrants in accordance with EITF 00-27 using the Black-Scholes pricing model and the following assumptions: contractual terms of 142 days, an average risk free interest rate of 5.04%, a dividend yield of 0%, and volatility of 153.51%. The debt discount attributed to the options is amortized over the convertible notes payable maturity period of one year as interest expense. For the three and nine months ended September 30, 2007, the Company amortized and charged to interest $100 of debt discounts attributable to subordinated convertible notes payable.

In the event the Company closes, prior to maturity, a transaction as a publicly traded Company involving a private placement in public equity (“PIPE”) with an aggregate sales price of not less than $2,500,000, then the note holders, at their option, can convert any unpaid principal of the note multiplied by the premium factor of 1.0 into PIPE stock at a conversion price equal to the cash price paid by investors in a Qualified PIPE multiplied by a factor of 0.75. Additionally, the Company is required to issue warrants in the event of qualified PIPE transactions, the terms, exercise price and number of warrants are contingent to the future terms and conditions of a possible qualifying PIPE transaction.

In accordance with EITF 00-27, the Company did not record the contingent beneficial conversion features or warrants. Should the contingent event (“triggering event”) occur, the Company is required to record the intrinsic value of the conversion feature and the fair value of any warrants issued under the note’s terms and conditions.

NEWCARDIO, INC.
(a development stage company)
NOTES TO UNAUDITED CONDENSED FINANCIAL STATEMENTS
SEPTEMBER 30, 2007

NOTE D- REDEEMABLE SECURITIES

Series A-2 - Convertible Preferred Stock

The Company is authorized to issue 2,592,000 shares of Series A-2 preferred stock with a par value of $0.0001 per share.

In June 2005, the Company sold through private placement 839,790 shares at $0.094 per share, net.

In June 2005, the Company issued 1,752,210 shares as reimbursement for previously incurred expenses and for services rendered. The Company valued the shares at $.10 per share, which approximated the fair value of the reimbursed costs and services rendered and did not differ materially from the fair value of the preferred shares issued during the period.

The Series A-2 preferred stock is convertible into the Company’s common stock at an initial conversion rate of one for one subject to certain anti-dilution provisions in the event the Company issues shares of its common stock or common stock equivalents below the stated conversion price. Changes to the conversion price are charged to operations and included in unrealized gain (loss) relating to adjustment of derivative and to fair value of underlying securities.

The Company is obligated to redeem the Series A-2 Preferred Stock if requested by the holders at any time after the fifth anniversary of the original issue date from any funds legally available for such purpose. The Company shall effect redemptions by paying cash in an amount equal to the greater of (i) the original issue price for the Series A-2 Preferred Stock (as adjusted for any stock dividends, combinations, splits, recapitalizations and the like) plus all declared by unpaid dividends on such shares for each Series A-2 Preferred stock then outstanding or (ii) the fair market value of such shares of Series A-2 Preferred Stock.

Each share of Series A-2 preferred stock shall be automatically converted into common stock at the conversion price at the time in effect for such share immediately upon the earlier of (i) the Company’s sale of common stock in a firm commitment underwritten public offering pursuant to a registration statement under Securities Act of 1933 which results in an aggregate cash proceeds to the Company of not less than $20,000,000 or (ii) the date specified by written consent or agreement of the holders of a majority of the then outstanding shares of the Series A-2 preferred stock.

The holders of record of the Series A-2 Preferred shall be entitled to receive non cumulative dividends at the rate of eight percent per annum (8%) on the original issue price when, if and as declared by the Board of Directors, if ever and only shall be entitled to receive payments out of funds that are legally available in preference to holders of any other stock of the Company. These dividends are not recorded until declared by the Company.

Upon any liquidation, dissolution or winding up of the Corporation, whether voluntary or involuntary, and in preference to any distribution of any assets of the Company to holders of any junior stock and before any distribution or payment is made with respect to any Common Stock, holders of each share of the Series A-2 Preferred shall be entitled to be paid an amount equal to $0.10 per share subject to adjustment for stock splits, stock dividends, reorganizations, reclassification or other similar events. Upon completion of a liquidation required by any series of Preferred Stock that from time to time come into existence, if assets remain in the Company, such assets shall be distributed ratably to the holders of the Common Stock and holders of the Preferred Stock on an as-converted basis.

Attached to the Series A-2 preferred shares, the Company issued warrants to purchase shares of the Company’s common stock at $0.10 per share for the next five years. The warrants were valued using the Black Scholes option pricing method with the following assumptions: dividend yield $0; volatility 141.5%; risk free interest rate: 3.84%. The fair value of the warrants of $232,502 was charged to operations in the year ended December 31, 2005.

Since the redemption is not certain to occur, the Series A-2 Convertible Preferred stock is not required to be classified as a liability, but rather is classified in the mezzanine section of the balance sheet and is stated at redemption value which approximates fair value.

NOTE E - STOCKHOLDERS EQUITY

Series A - Convertible Preferred Stock

The Company is authorized to issue 4,563,206 shares of Series A preferred stock with a par value of $0.0001 per share.

The Series A preferred stock is convertible into the Company’s common stock at an initial conversion rate of one for one subject to certain anti-dilution provisions in the event the Company issues shares of its common stock or common stock equivalents below the stated conversion price. Changes to the conversion price are charged to operations and included in unrealized gain (loss) relating to adjustment of derivative and to fair value of underlying securities.

NEWCARDIO, INC.
(a development stage company)
NOTES TO UNAUDITED CONDENSED FINANCIAL STATEMENTS
SEPTEMBER 30, 2007

NOTE E - STOCKHOLDERS EQUITY (continued)

Series A - Convertible Preferred Stock (continued)

Each share of Series A preferred stock shall be automatically converted into common stock at the conversion price at the time in effect for such share immediately upon the earlier of (i) the Company’s sale of common stock in a firm commitment underwritten public offering pursuant to a registration statement under Securities Act of 1933 which results in an aggregate cash proceeds to the Company of not less than $20,000,000 or (ii) the date specified by written consent or agreement of the holders of a majority of the then outstanding shares of the Series A preferred stock.

The holders of record of the Series A Preferred shall be entitled to receive non cumulative dividends at the rate of eight percent per annum (8%) on the original issue price when, if and as declared by the Board of Directors, if ever and only shall be entitled to receive payments out of funds that are legally available after payment of such dividends to holders of Series A-2 preferred stock (see below). These dividends are not recorded until declared by the Company.

Upon any liquidation, dissolution or winding up of the Corporation, whether voluntary or involuntary, and after payment of any senior liquidation preferences of any series of Preferred Stock and before any distribution or payment is made with respect to any Common Stock, holders of each share of the Series A Preferred shall be entitled to be paid an amount equal to $0.01 per share subject to adjustment for stock splits, stock dividends, reorganizations, reclassification or other similar events. Upon completion of a liquidation required by any series of Preferred Stock that from time to time come into existence, if assets remain in the Company, such assets shall be distributed ratably to the holders of the Common Stock and holders of the Preferred Stock on an as-converted basis.

In September 2004, the Company issued 4,563,206 shares of Series A preferred stock for incurred costs and services rendered at $0.01 per share.

Common Stock

The Company is authorized to issue 30,000,000 shares of common stock with a par value of $0.0001 per share.

In September 2004, the Company issued 3,436,794 shares of its common stock to founders in exchange for services and intellectual property at $0.001 per share.

In November 2004, the Company issued 300,000 shares of its common stock in exchange for options exercised at $0.001 per share.

In March 2006, the Company issued 278,375 shares of its common stock for services rendered at $0.10 per share

In October 2006, the Company issued 75,000 shares of its common stock for services rendered at $0.10 per share.

In June 2007, the Company issued 4,200,000 shares of its common stock for services rendered at $0.10 per share

In September 2007, the Company issued 1,475,631 shares of its common stock as deferred compensation at $0.10 per share

NOTE F -STOCK OPTIONS AND WARRANTS

Warrants

The following table summarizes the changes in warrants outstanding and related prices for the shares of the Company’s common stock issued to shareholders at September 30, 2007:

		Warrants Outstanding			Warrants Exercisable
		Weighted Average	Weighted		Weighted
	Number	Remaining Contractual	Average	Number	Average
Exercise Price	Outstanding	Life (years)	Exercise price	Exercisable	Exercise Price
$0.10	2,592,000	2.72	$0.10	2,592,000	$0.10
0.50	22,500	3.90	0.50	22,500	0.50

NEWCARDIO, INC.
(a development stage company)
NOTES TO UNAUDITED CONDENSED FINANCIAL STATEMENTS
SEPTEMBER 30, 2007

NOTE F -STOCK OPTIONS AND WARRANTS (continued)

Warrants (continued)

Transactions involving the Company’s warrant issuance are summarized as follows:

	Number of Shares	Weighted Average Price Per Share
Outstanding at December 31, 2005	2,592,000	$0.10
Granted	20,000	0.50
Exercised	-	-
Canceled or expired	-	-
Outstanding at December 31, 2006	2,612,000	0.11
Granted	2,500	0.50
Exercised	-	-
Canceled or expired	-	-
Outstanding at September 30, 2007:	2,614,500	$0.11

Warrants granted during the period ended December 31, 2005 totaling 2,592,000 were issued in connection with the issuance of Series A-2 preferred stock. The warrants are exercisable until five years after the date of issuance at a purchase price of $0.10 per share. The warrants were valued using the Black Scholes option pricing method with the following assumptions: dividend yield $0; volatility 141.5%; risk free interest rate: 3.84%. The fair value of the warrants of $232,502 was charged to operations in the year ended December 31, 2005.

For the year ended December 31, 2006, warrants totally 20,000 were issued in connection with debt financing. The warrants are exercisable until five years after date of issuance with a purchase price of $0.50 per share. The warrants were valued using the Black Scholes option pricing method with the following assumptions: dividend yield $-0-, volatility of 145.49% and risk free rate of 4.90%. The Company recorded a debt discount related to the debt financing of $1,572 in the year ended December 31, 2006.

For the nine months ended September 30, 2007, warrants totally 2,500 were issued in connection with debt financing. The warrants are exercisable until five years after date of issuance with a purchase price of $0.50 per share. The warrants were valued using the Black Scholes option pricing method with the following assumptions: dividend yield $-0-, volatility of 77.81% and risk free rate of 4.81%. The Company recorded a debt discount related to the debt financing of $86 in the nine months ended September 30, 2007.

Non-Employee Stock Options

The following table summarizes the changes in options outstanding and the related prices for the shares of the Company's common stock issued to non employees of the Company at September 30, 2007:

	Options Outstanding			Options Exercisable
		Weighted Average	Weighted		Weighted
		Remaining	Average		Average
Exercise	Number	Contractual Life	Exercise	Number	Exercise
Prices	Outstanding	(Years)	Price	Exercisable	Price
$0.02	50,000.5		$0.02	50,000	$0.02

Transactions involving stock options issued to non employees are summarized as follows:

Weighted Average
	Number of Shares	Price Per Share
Outstanding at December 31, 2005:	-	-
Granted	-	-
Exercised	-	-
Canceled or expired	-	-
Outstanding at December 31, 2006:	-	-
Granted	50,000	0.02
Exercised	-	-
Canceled or expired	-	-
Outstanding at September 30, 2007:	50,000	$0.02

NEWCARDIO, INC.
(a development stage company)
NOTES TO UNAUDITED CONDENSED FINANCIAL STATEMENTS
SEPTEMBER 30, 2007

NOTE F -STOCK OPTIONS AND WARRANTS (continued)

Non-Employee Stock Options (continued)

During the nine months ended September 30, 2007, the Company granted 50,000 non employee stock options in connection with the issuance of convertible debentures with an exercise price of $0.02 per share expiring on November 30, 2007. The fair value (determined based on the underlying security) of $4,055 is reflected as a debt discount and amortized over the term of the underlying debenture (See Note C above).

Employee Stock Options

The following table summarizes the changes in options outstanding and the related prices for the shares of the Company's common stock issued to employees of the Company under a non-qualified employee stock option plan at September 30, 2007:

	Options Outstanding			Options Exercisable
		Weighted Average	Weighted		Weighted
		Remaining	Average		Average
Exercise	Number	Contractual Life	Exercise	Number	Exercise
Prices	Outstanding	(Years)	Price	Exercisable	Price
$0.001	425,606	6.73	$0.001	396,705	$0.001
0.01	2,008,000	8.35	0.01	684,750	0.01

Transactions involving stock options issued to employees are summarized as follows:

		Weighted Average
	Number of Shares	Price Per Share
Outstanding at December 31, 2006:	1,802,606	0.007
Granted	1,136,894	0.01
Exercised	(441,500)	(0.01)
Canceled or expired	(64,394)	(0.005)
Outstanding at September 30, 2007:	2,433,606	$0.007

During the year ended December 31, 2006, the Company granted 789,500 employee stock options with an exercise price of $0.01 expiring ten years from issuance. The fair value (determined based on the underlying security) of $76,818 was charged to current period earnings.

During the nine months ended September 30, 2007, the Company granted 1,136,894 employee stock options with an exercise price of $0.01 per share expiring ten years from issuance. The fair value (determined based on the underlying security) of $106,658 was charged to current period earnings

NOTE G -COMMITMENTS AND CONTINGENCIES

Consulting Agreements

The Company has a consulting agreement with an outside contractor, who also is a Company stockholder, whereby upon completion of certain criteria relating to providing financing arraignments and other services, the Company will compensate up to thirty percent of the Company’s equity as defined on a fully diluted basis.

The Company has consulting agreements with outside contractors, certain of whom are also Company stockholders. The Agreements are generally for a term of 12 months from inception and renewable automatically from year to year unless either the Company or Consultant terminates such engagement by written notice.

NEWCARDIO, INC.
(a development stage company)
NOTES TO UNAUDITED CONDENSED FINANCIAL STATEMENTS
SEPTEMBER 30, 2007

NOTE G -COMMITMENTS AND CONTINGENCIES (continued)

Operating Lease Commitments

The Company is provided month to month office space on a pro bono basis by the President and CEO. Additionally, in September 2007, the Company leased office space for $2,297 per month. The lease extends over a six month term.

Litigation
The Company is subject to other legal proceedings and claims, which arise in the ordinary course of its business. Although occasional adverse decisions or settlements may occur, the Company believes that the final disposition of such matters should not have a material adverse effect on its financial position, results of operations or liquidity. There was no outstanding litigation as of December 31, 2006.

NOTE H- GOING CONCERN MATTERS

The accompanying unaudited condensed statements have been prepared on a going concern basis, which contemplates the realization of assets and the satisfaction of liabilities in the normal course of business. As shown in the accompanying unaudited condensed financial statements, as of September 30, 2007, the Company incurred accumulated losses of $1,957,987. The Company’s current liabilities exceeded its current assets by $596,515 as of September 30, 2007. These factors among others may indicate that the Company will be unable to continue as a going concern for a reasonable period of time.

The Company is actively pursuing additional equity financing through discussions with investment bankers and private investors. There can be no assurance the Company will be successful in its effort to secure additional equity financing.

If operations and cash flows continue to improve through these efforts, management believes that the Company can continue to operate. However, no assurance can be given that management's actions will result in profitable operations or the resolution of its liquidity problems.

NOTE I - SUBSEQUENT EVENTS

In October 2007, the Company issued 160,000 shares of its common stock with exercise of stock option at $0.001 per share

In October 2007, the Company issued an aggregate of 300,000 shares of its common stock under a restricted stock transfer agreement at $0.02 per share.

In October and November 2007, the Company issued a net aggregate of 1,950,000 common stock options to employees and consultants with an exercise prices from $0.02 to $0.22 per share vesting at various rates over 48 months.

In November and December 2007, in connection with a private placement, the Company issued 5% subordinated convertible promissory notes in the aggregate of $58,000. The unpaid principal amounts of the notes times a premium factor of 1.10, along with accrued and unpaid interest, are due in full one year from the date of the notes.

In the event the Company closes, prior to maturity, a transaction as a publicly traded Company involving a private placement in public equity (“PIPE”) with an aggregate sales price of not less than $2,500,000, then the note holders, at their option, can convert any unpaid principal of the note multiplied by the premium factor of 1.0 into PIPE stock at a conversion price equal to the cash price paid by investors in a Qualified PIPE multiplied by a factor of 0.75. Additionally, the Company is required to issue warrants in the event of qualified PIPE transactions, the terms, exercise price and number of warrants are contingent to the future terms and conditions of a possible qualifying PIPE transaction.

Pro Forma Financial Information.

Condensed Consolidated Pro Forma Unaudited Balance Sheet as of September 30, 2007
Condensed Consolidated Pro Forma Unaudited Statement of Operations for the Nine Months Ended September 30, 2007
Condensed Consolidated Pro Forma Unaudited Statement of Operations for the Year Ended December 31, 2007
Notes to Condensed Consolidated Pro Forma Unaudited Financial Statements

Unaudited Pro Forma Condensed Financial Information

On December 27, 2007, Marine Park Holdings, Inc. (the “Company” , “Registrant” or “Marine”) , entered into a closed Share Exchange Agreement (the “Agreement”) with NewCardio, Inc. , a Delaware corporation (“NewCardio”) and all of the shareholders of NewCardio. NewCardio is a developmental stage enterprise that is engaged in the research, development and commercialization of products for the non-invasive diagnosis of cardiac disease.

The Registrant is an inactive publicly registered corporation with no significant operations. For accounting purposes, NewCardio shall be the surviving entity. The transaction is accounted for using the purchase method of accounting. As a result of the recapitalization and change in control, NewCardio is the acquiring entity in accordance with Financial Accounting Standards No. 141, Business Combinations.

Effective with the Agreement, the majority owners of Marine returned an aggregate of 9,445,015 shares of common stock to the Company which has been cancelled and all of the NewCardio outstanding shares owned by the NewCardio shareholders were exchanged for an aggregate of 10,667,300 shares of Marine’s newly restricted common stock. Upon completion of the foregoing transactions, Marine had an aggregate of 13,082,316 shares of common stock issued and outstanding.

The Proforma Unaudited Financial Statements have been prepared by management of the Company in order to present consolidated financial position and results of operations of the Registrant and NewCardio as if the acquisition had occurred as of September 30, 2007 for the pro forma condensed balance sheet and to give effect to the acquisition of the Registrant, as if the transaction had taken place at January 1, 2006 for the pro forma condensed consolidated statement of losses for the year ended December 31, 2006 and the nine months ended September 30, 2007.

The pro forma information is based on historical financial statements giving effect to the proposed transactions using the purchase method of accounting and the assumptions and adjustments in the accompanying notes to the pro forma financial statements. The unaudited pro forma financial information is not necessarily indicative of the actual results of operations or the financial position which would have been attained had the acquisitions been consummated at either of the foregoing dates or which may be attained in the future. The pro forma financial information should be read in conjunction with the historical financial statements of NewCardio (including notes thereto) included in this Form.

MARINE PARK HOLDINGS, INC. CONDENSED CONSOLIDATED PRO FORMA UNAUDITED BALANCE SHEET SEPTEMBER 30, 2007

ASSETS
	Marine	NewCardio	Pro Forma Adjustments		Pro Forma Consolidated
Current Assets:
Cash and equivalents	$-	$200,953	8,000,000	(5)	$8,200,953
Prepaid expenses	-	-			-
Total current assets	-	200,953	8,000,000		8,200,953

Investment	-	25,000	(25,000)	(6)	-
Property, equipment and other assets , net	-	4,103			4,103

	$-	$230,056	7,975,000		$8,205,056

LIABILITIES AND STOCKHOLDERS' EQUITY

Current Liabilities:
Accounts Payable and Accrued Liabilities	$-	$379,994			$379,994
Subordinated notes payable	-	417,474	(171,457)	(7)	246,017

Due to Shareholder	13,000	-			13,000
Total current liabilities	13,000	797,468			639,011
Long term Debt:
Notes payable, related party	-	10,316			10,316

Series A-2 preferred stock, $0.0001 par value; 2,592,000 shares authorized, issued and outstanding	-	259,200	(259,200) 259,200	(3) (3)	259,200

Stockholders’ equity:
Preferred stock ; $.001 par value; 1,000,000 shares authorized; none issued and outstanding on a pro-forma basis	-	-	9,000	(5)	9,000
Preferred stock; $.0001 par value; 4,563,206 shares authorized, issued and outstanding		456	(456) 456	(3) (3)	456
Common stock $.001 par value; 99,000,000 shares authorized, 13,082,316 issued on pro-forma basis	11,000		860 (9,445) 10,667	(7) (4) (1)	13,082
Common stock, $.0001 par value, 30,000,000 shares authorized, 10,667,300 issued and outstanding		1,021	(1,021)	(3)	-0-
Additional paid-in-capital	65,780	1,119,582			9,256,978
			170,597	(7)
			(89,780)	(2)
			(10,667)	(1)
			9,445	(4)
			7,991,000	(5)
			1,021	(3)
Deficit accumulated during development stage	(89,780)	(1,957,987)	89,780 (25,000)	(2) (6)	(1,982,987)
Total stockholders’ equity	(13,000)	(836,928)			7,296,529

	$-	$230,056			$8,205,056

See accompanying notes to the proforma unaudited consolidated financial statements

MARINE PARK HOLDINGS, INC. CONDENSED CONSOLIDATED PRO FORMA UNAUDITED STATEMENT OF LOSSES FOR THE NINE MONTHS ENDED SEPTEMBER 30, 2007

	Marine	NewCardio	Pro Forma Adjustments		Pro Forma Consolidated
Operating expenses:
Selling, general and administrative	$3,000	$743,127			$746,127

Depreciation	-	19			19
Research and development	-	52,184			52,184
Total operating expenses	3,000	795,330			798,330
Operating income (loss)	(3,000)	(795,330)			(798,330)
Other income (loss)	-	(7,400)			(7,400)

Net income (loss) before income taxes	(3,000)	(802,730)			(805,730)
Provision for income taxes (benefit)	-	-			-
Net income (loss)	$(3,000)	$(802,730)			$805,730)

Preferred stock dividends	-	-	(675,000)	(5)	(675,000)

Net income (loss) available to common stockholders	$(3,000)	$(802,730)	$(1,891,158)		$(1,480,730)

Net income (loss) per common share	$-	$(0.13)			$(0.11)
(basic and assuming dilution)

Weighted average shares outstanding	11,000,000	6,163,063			13,082,316
(Basic and diluted)

See accompanying notes to pro forma unaudited consolidated financial statements

MARINE PARK HOLDINGS, INC. CONDENSED CONSOLIDATED PRO FORMA UNAUDITED STATEMENT OF LOSSES FOR THE YEAR ENDED DECEMBER 31, 2006

	Marine	NewCardio	Pro Forma Adjustments		Pro Forma Consolidated
Operating expenses:
Selling, general and administrative	$10,000	$128,769			$138,769
Research and development	-	246,782			246,782
Total operating expenses	10,000	375,551			385,551
Operating income (loss)	(10,000)	(375,551)			(385,551)
Other income (loss)	-	(2,624)			(2,624)

Net income (loss) from continuing operations before income taxes	(10,000)	(378,175)			(388,175)
Provision for income taxes (benefit)	-	-			-
Income (loss) from discontinued operations, net of tax	(36,926)	-			(36,926)
Gain on sale of discontinued operations, net of taxes	29,044	-			29,044
Net income (loss)	$(17,882)	$(378,175)			$(396,057)
Preferred stock dividends	-	-	(900,000)	(5)	(900,000)

Net income (loss) available to common stockholders	$(17,882	$(378,175)			$(1,296,057)

Net income (loss) per common share	$(0.00)-	$(0.06)			$(0.10)
(basic and assuming dilution)	11,000,000	6,163,063			13,082,316
(Basic and diluted)

See accompanying notes to pro forma unaudited consolidated financial statements

MARINE PARK HOLDINGS, INC.
NOTES TO CONDENSED PRO FORMA UNAUDITED FINANCIAL STATEMENTS

Unaudited Pro Forma Condensed Financial Information.

The Pro forma Unaudited Condensed Financial Statements have been prepared in order to present consolidated financial position and results of operations of the Registrant and Newcardio as if the acquisition had occurred as of September 30, 2007 for the pro forma condensed consolidated balance sheet and to give effect to the acquisition of the Registrant, as if the transaction had taken place at January 1, 2006 for the pro forma condensed consolidated statement of income for the nine months ended September 30, 2007 and the year ended December 31, 2006.

The following pro forma adjustments are incorporated into the pro forma condensed consolidated balance sheet as of September 30, 2007 and the pro forma condensed consolidated statement of losses for the nine months ended September 30, 2007 and the year ended December 31, 2006, respectively.

(1) To record the issuance of 10,667,300 shares of Registrant’s newly issued shares of common stock in exchange for all of the NewCardio outstanding shares owned by the NewCardio shareholders

(2) To eliminate Registrant’s accumulated deficit and record recapitalization of Registrant

(3) To eliminate NewCardio capital structure ; exchange 2,592,000 previously issued and outstanding shares of NewCardio Series A-2 preferred shares for 2,592,000 newly issued Series A-2 preferred shares of the Registrant; exchange 4,563,206 previously issued and outstanding shares of NewCardio preferred shares for 4,563,206 newly issued preferred shares of the Registrant
(4) To record the retirement and cancellation of 9,445,015 shares of the Registrant’s common stock held by majority shareholders concurrent with recapitalization, resulting in the number of shares held by Registrant’s shareholders post merger of 13,082,316.

(5) To record the issuance of 9,000 shares of the Registrant’s newly issued shares of 10 % Preferred Stock at $ 100 per share, net of offering costs of approximately $1,000,000, for net proceeds of $ 8,000,000; annual dividend of $900,000.

(6) To record $25,000 cost of acquiring controlling interest of Registrant by NewCardio as capital transaction.

(7) To record issuance of 860,031 shares of common stock in exchange for convertible debentures.